REVOLVING CREDIT AGREEMENT



	BY AND AMONG



	COMMERCE CLEARING HOUSE, INC.


	THE BANKS SIGNATORY HERETO



	AND



	NATIONAL WESTMINSTER BANK PLC,
	AS AGENT FOR SUCH BANKS



	Dated as of July 1, 1994











EXECUTION COPY








	TABLE OF CONTENTS


					  	PAGE


Article 1.   Definitions.	  1

Article 2.   Commitments; Loans.	 17
			Section 2.1	Committed Loans
17
			Section 2.2	The Bid Loans.	 20
			Section 2.3	Notes.  	 22
			Section 2.4	Mandatory and Voluntary
				Payments.	 23
			Section 2.5	Interest	 24
			Section 2.6	Fees.	 25
			Section 2.7	Voluntary Reductions in
			Commitment.	 25
			Section 2.8	Use of Proceeds of Loans.
 	 26
			Section 2.9	Computations.  	 26
			Section 2.10	Determination,
Denomination 				and Redenomination of
			Alternative Currency Loans	 26
			Section 2.11	Time and Method of
Payments. 	 26
			Section 2.12	Lending Offices.	 27
			Section 2.13	Several Obligations.
28
			Section 2.14	Pro Rata Treatment
Among 				Banks	 28
			Section 2.15	Non-Receipt of Funds by
the 				Agent	 28
			Section 2.16	Sharing of Payments and
Set-				Off Among Banks	 29
			Section 2.17	Additional Costs; Capital
			Requirements	 29
			Section 2.18	Limitation on Types of
Loans	 32
			Section 2.19	Illegality	 33
			Section 2.20	Certain Conversions
pursuant
						to Sections 2.17
and 2.19	 33
			Section 2.21	Indemnification	 35

Article 3.   Representations and Warranties	 35
			Section 3.1	Organization	 35
			Section 3.2	Power, Authority,
Consents	 36
			Section 3.3	No Violation of Law or
			Agreements	 36
			Section 3.4	Due Execution, Validity,
			Enforceability	 37
			Section 3.5	Properties, Priority of
Liens	 37
			Section 3.6	Judgments, Actions,
			Proceedings	 37
			Section 3.7	No Defaults, Compliance
With 				Laws	 37
			Section 3.8	Burdensome Documents
38
			Section 3.9	Financial Statements
38
			Section 3.10	Tax Returns	 38
			Section 3.11	Regulation U	 39
			Section 3.12	Full Disclosure	 39
			Section 3.13  Condition of Assets	 39
			Section 3.14	ERISA	 39

Article 4.   Conditions to the Loans	 41
			Section 4.1	Conditions to Initial
Loans	 41
			Section 4.2	Conditions to All Loans
42

Article 5.   Delivery of Financial Reports, Documents and
  Other Information	 42
			Section 5.1	Annual Financial
Statements	 42
			Section 5.2	Quarterly Financial
			Statements	 43
			Section 5.3	Compliance Information
43
			Section 5.4	No Default Certificate
43
			Section 5.5	Copies of Documents
44
			Section 5.6	Notices of Defaults
44
			Section 5.7	ERISA Notices and
Requests	 44

Article 6.   Affirmative Covenants	 44
			Section 6.1	Books and Records
44
			Section 6.2	Inspections and Audits
45
			Section 6.3	Continuance of Business
45
			Section 6.4	Copies of Corporate
Documents	 45
			Section 6.5	Perform Obligations
45
			Section 6.6	Notice of Litigation
45
			Section 6.7	Insurance	 46
			Section 6.8	Financial Covenants
46
			Section 6.9	Notice of Certain Events
46
			Section 6.10	Comply with ERISA
46
			Section 6.11	Environmental
Compliance	 46

Article 7.   Negative Covenants	 47
			Section 7.1	Indebtedness	 47
			Section 7.2	Liens	 47
			Section 7.3	Guaranties	 48
			Section 7.4	Mergers, Acquisitions
48
			Section 7.5	Redemptions;
Distributions	 49
			Section 7.6	Changes in Business
49
			Section 7.7	Investments	 49
			Section 7.8 	ERISA Obligations.
50
			Section 7.9	Amendments of
Documents.	 51
			Section 7.10	Transactions with
Affiliates	 51
			Section 7.11	Sale of Assets	 51

Article 8.   Events of Default.  	 51
			Section 8.1	Payments.	 51
			Section 8.2	Certain Covenants.
52
			Section 8.3	Other Covenants.	 52
			Section 8.4	Other Defaults.	 52
			Section 8.5	Representations and
			Warranties	 52
			Section 8.6	Bankruptcy	 52
			Section 8.7	Judgments	 53

Article 9.   The Agent	 53
			Section 9.1	Appointment, Powers and
				Immunities	 53
			Section 9.2	Reliance by Agent
54
			Section 9.3	Events of Default	 54
			Section 9.4	Rights as a Bank	 55
			Section 9.5	Indemnification	 55
			Section 9.6	Non-Reliance on Agent
and 				other Banks	 55
			Section 9.7	Failure to Act	 56
			Section 9.8	Resignation or Removal
of 				Agent	 56
			Section 9.9	Sharing of Payments.
56

Article 10.   Miscellaneous Provisions	 57
			Section 10.1	Fees and Expenses;
Indemnity.	 57
			Section 10.2	Remedies for Cumulative
ERISA 				Liabilities	 58
			Section 10.3	Taxes.	 59
			Section 10.4	Payments.  	 59
			Section 10.5	Survival of Agreements
and
						Representations;
Construction	 60
			Section 10.6	Set-off of Deposits.
60
			Section 10.7	Modifications, Consents
and
						Waivers; Entire
Agreement. 	 60
			Section 10.8	Remedies Cumulative.
61
			Section 10.9	Further Assurances.
61
			Section 10.10	Notices.	 61
			Section 10.11	Counterparts.	 62
			Section 10.12	Severability.	 63
			Section 10.13	Binding Effect; No
Assignment
						or Delegation by
Borrower.   	 63
			Section 10.14	Assignments and
Participations 				by Banks.	 63
			Section 10.15  Confidentiality	 65
			Section 10.16	GOVERNING LAW;
CONSENT TO 				JURISDICTION;
WAIVER OF TRIAL 				BY JURY.
66

	REVOLVING CREDIT AGREEMENT	AGREEMENT,
made this 1st day of July, 1994, by and among:  	Commerce
Clearing House, Inc., a Delaware corporation (the "Borrower");

	The Banks that from time to time become parties hereto
(individually, a "Bank" and collectively, the "Banks"); and

	NATIONAL WESTMINSTER BANK PLC as Agent for the
Banks (in such capacity, together with its successors in such capacity, the "Agent");

	W I T N E S S E T H:


	WHEREAS, the Borrower wishes to obtain loans from the Banks in the aggregate principal Dollar Amount (as hereinafter defined) of up to Sixty Million Dollars ($60,000,000), on a revolving credit basis, and the Banks are willing to make such loans to the Borrower in an aggregate principal Dollar Amount outstanding at any one time of up to such sum on the terms and conditions hereinafter set forth;

	NOW, THEREFORE, the parties hereto agree as follows:


Article 1.   Definitions.

		As used in this Agreement, the following terms shall have the following meanings:

		Additional Costs: as defined in subsection 2.17(b) hereof.

		Affected Loans:  as defined in Section 2.20 hereof.

		Affected Type:  as defined in Section 2.20 hereof.

		Affiliate: as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event: (i) any Person that owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each shareholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

		Agency Fee:  as defined in subsection 2.6(b) hereof.

		Agreement:   this Revolving Credit Agreement, as
amended, modified or supplemented from time to time.

		Alternative Currency:   subject to availability
pursuant to Section 2.18 and to the extent fully transferable and convertible into Dollars, the lawful currencies of Australia, Canada and England.

		Applicable Lending Office: with respect to each Bank and Type of Loan, the Lending Office as designated for such Type of Loan below such Bank's name on the signature pages hereof or such other office of such Bank or of an affiliate of such Bank as it may from time to time specify to the Agent and the Borrower as the office at which its Loans of such Type are to be made and maintained.


		Applicable Margin or Percentage: the applicable percentage set forth below opposite the Funded Debt to Capitalization Ratio as at the date of determination:


Funded Debt to Capitalization      Ratio    Applicable Margin for
Eurocurrency     Loans   Applicable Margin for CD     Loans
Applicable Percentage for Facility Fee Equal to or less than 40%0.25%0.375%0.15%Greater than 40%0.35%0.475%0.20%The determination of the applicable percentage pursuant to the table set forth above shall be made on a quarterly basis based on an examination of the certified financial statements of the Borrower delivered pursuant to and in compliance with Section 5.1 or Section
5.2 hereof, which financial statements, if annual, shall be audited and, if quarterly, shall be certified by the chief financial officer or treasurer of the Borrower. Each determination of the Applicable Margin for Eurocurrency and CD Loans, and the Applicable Percentage for the purpose of calculating the Facility Fee, shall be effective as of the first day of the calendar month following the date on which the financial statements on which such determination was based were received by the Agent. In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination either: (i) have not been delivered to the Agent in compliance with
Section 5.1 or 5.2 hereof, or (ii) if delivered, do not comply in form or substance with Section 5.1 or 5.2 hereof (in the sole judgement of the Agent), then the Agent may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin and the Applicable
Percentage in effect for the period commencing on such date.

		Assessment Rate: at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Agent for deposit insurance for Dollar time deposits with the Agent at the Principal Office as determined by the Agent.

		Assignment and Acceptance: an agreement in the form of Exhibit A hereto.

		Assuming Bank:   as defined in subsection 2.20(b)
hereof.

		Bid:   as defined in subsection 2.2(b) hereof.

		Bid Loan:   as defined in Section 2.2 hereof.

		Bid Loan Borrowing Date:   as defined in subsection
2.2(b) hereof.

		Bid Loan Note: as defined in subsection 2.3(b) hereof.

		Bid Loan Request:   as defined in subsection 2.2(a)
hereof.

		Borrowing Notice: as defined in Section 2.1(a) hereof.

		Business Day: (a) with respect to any borrowing, payment or rate selection of a Eurocurrency Loan, a day (other than a Saturday or Sunday) on which banks generally are open for the conduct of substantially all of their commercial lending activities in New York and London and on which dealings in the relevant
Permitted Currency are carried on in the interbank market in London and, for currencies other than Eurodollars, in the principal financial center of the country in whose currency the Loan is to be funded, and
(b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities.

		Capitalized Lease: any lease under which the obligations to pay rent or other amounts constitute Capitalized Lease Obligations in accordance with generally accepted accounting principles.

		Capitalized Lease Obligations: as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under generally accepted accounting principles and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles.

		Cash: as to any Person, such Person's cash and cash equivalents, as defined in accordance with generally accepted accounting principles consistently applied.

		CD Loans: Loans the interest on which is determined on the basis of rates referred to in clause (b) of the definition of "Fixed Base Rate" in this Article 1.

		Code: the Internal Revenue Code of 1986, as it may be amended from time to time.

		Commitment: as to each Bank, the amount set forth opposite such Bank's name on the signature pages hereof under the caption "Commitment" as such amount is subject to adjustment in accordance with the terms hereof.

		Commitment Termination Date:  June 30, 1997.

		Committed Loan: as defined in subsection 2.1 hereof.

		Committed Loan Note:  as defined in subsection
2.3(a) hereof.

		Compliance Certificate: a certificate in substantially the form of Exhibit B attached hereto executed by the chief financial officer or treasurer of the Borrower.

		Confidential Information:  as defined in Section
10.15 hereof.

		Controlled Group: all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and Section 4001(a)(2) of ERISA.

		Credit Period: the period commencing on the date of this Agreement and ending on the Commitment Termination Date.

		Cumulative ERISA Liability: the cumulative amount of liability, claims or costs involved with, relating to or resulting from any action or inaction of the Borrower and/or its ERISA Affiliates, which is (a) a breach of any representation or warranty under Section 3.14, (b) a violation of any covenant under Sections 6.10 or 7.8, or (c) an Event of Default under Section 8.2, 8.3 or 8.5 (solely to the extent it relates to Borrower's representations or covenants under Sections 3.14, 6.10 or 7.8), incurred or existing while the Commitments are outstanding or as long as the Borrower is indebted to any Bank.

		Debt Instrument: as defined in subsection 8.4(a) hereof.
		Default: an event which with notice or lapse of time, or both, would constitute an Event of Default.

		Defined Contribution Plan: a plan which is not covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to such participant's account.

		Dollars and $: lawful money of the United States of America.

		Dollar Amount:   (a) with respect to each Loan to be
made, continued or converted in Dollars, the principal amount thereof and (b) with respect to each Loan in an Alternative Currency, the amount of Dollars into which the principal amount of such Loan may be converted on the date of determination at the spot rate at which Dollars are offered to the Agent in London for the Alternative Currency in which such Loan is or is to be denominated in an amount comparable to the amount of such Loan at approximately 11:00 A.M. (London time) two (2) Business Days before such date of determination.

		Eligible Assignee: a commercial bank or other financial institution to which a Bank may assign all or a portion of its rights under this Agreement pursuant to Section 10.14 hereof, subject to the approval of the Borrower, which approval shall not be unreasonably withheld.

		Employee Benefit Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of Borrower or any of its ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for employees of the Borrower or any current or former ERISA Affiliate.

		Employee Welfare Benefit Plan: any employee benefit plan within the meaning of Section 3(1) of ERISA.

		Entitled Person:   as defined in subsection 2.11(b)
hereof.

		Environmental Laws and Regulations: all environmental, health and safety laws, regulations, and ordinances applicable to the Borrower or any Subsidiary, or any of their respective assets or properties, including, without limitation: (i) all regulations, ordinances, decrees, and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, whether issued by environmental regulatory agencies or otherwise, and (ii) all laws, regulations, ordinances and decrees relating to Environmental Matters.

		Environmental Liability: any liability of the Borrower or any Subsidiary under any applicable law for any release of a hazardous substance caused by the seeping, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of hazardous wastes or other chemical substances, pollutants or contaminants into the environment, and any liability for the costs of any clean-up or other remedial action including, without limitation, costs arising out of security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body having jurisdiction over the Borrower or any Subsidiary to prevent or minimize any actual or threatened release by the Borrower or any Subsidiary of any hazardous wastes or other chemical substances, pollutants and contaminants into the environment that would endanger the public health or the environment.

		Environmental Matter(s): a release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment or the generation, treatment, storage or disposal of any toxic or hazardous wastes or other chemical substances.

		Environmental Proceeding: any judgment, action, proceeding or investigation pending before any court or governmental authority, bureau or agency, including, without limitation, any environmental regulatory body, with respect to or threatened against or affecting the Borrower or any Subsidiary or relating to the assets or liabilities of any of them, including, without limitation, in respect of any "facility" owned, leased or operated by any of them under the Comprehensive Environmental Response, Compensation and Liability
Act of 1980, as amended, or under any state, local or municipal statute, ordinance or regulation in respect thereof, in connection with any release of any toxic or hazardous waste or other chemical substance, pollutant or contaminant into the environment, or with the generation, storage or disposal of any toxic or hazardous wastes or other chemical substances.

		ERISA:  the Employee Retirement Income Security
Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

		ERISA Affiliate: with respect to the Borrower, any corporation, person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Sections 414(b) - (o) of the Code and, if applicable, Sections 4001(a)(14) and (b) of ERISA.

		Eurocurrency Loan:   a Loan denominated in a
Permitted Currency the interest on which is determined on the basis of rates referred to in clause (a) of the definition of "Fixed Base Rate" in this Article 1.

		Eurodollar Loan:   a Eurocurrency Loan
denominated in Dollars.

		Event of Default:  as defined in Article 8 hereof.

		Facility Fee:  as defined in subsection 2.6(a) hereof.

		Fed Wire:   means an electronic transfer of
immediately available funds through the Federal Reserve Wire
Network, or any successor thereto, operated by the Federal Reserve
System.

		Federal Funds Rate: for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

		Fee(s):  as defined in subsection 2.6(c) hereof.

		Financial Statements:   with respect to the Borrower:
 (i) its audited consolidated balance sheet as at December 31, 1993, together with the related audited consolidated statement of operations and audited statement of cash flows for the fiscal year then ended, (ii) its unaudited consolidated balance sheet as at March 31, 1994, together with the related unaudited consolidated statement of operations and unaudited statement of cash flows for the three-month period then ended, and (iii) the financial statements from time to time delivered to the Banks pursuant to Sections 5.1 and 5.2 hereof.

		Fixed Base Rate: with respect to any Eurocurrency Loan or CD Loan for any Interest Period therefor:

		(a)	if such Loan is a Eurocurrency Loan, the
rate per annum equal to the arithmetic average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates quoted to the Agent by the Reference Banks at approximately 10:00 a.m. New York time
(or as soon thereafter as practicable) two (2) Business Days prior to the first day of such Interest Period for the offering by each of the Reference Banks to leading banks in the London interbank market of deposits in the applicable Permitted Currency having a term comparable to such Interest Period and in an amount comparable to the principal amount of the Eurocurrency Loan to be made by each such Reference Bank to which such Interest Period relates; and

		(b)	if such Loan is a CD Loan, the rate per
annum equal to the arithmetic average (rounded upwards, if necessary, to the nearest 1/20 of 1%) of the bid rates quoted to the Agent by each of the Reference Banks at approximately 10:00 a.m. New York time
(or as soon thereafter as practicable) on the first day of such Interest Period as quoted to the Reference Banks by at least two certificate of deposit dealers in New York of recognized national standing selected by each Reference Bank for the purchase at face value of time certificates of deposit of such Reference Bank having a term comparable to such Interest Period and in an amount comparable to the principal amount of the CD Loan to be made by such Reference
Bank to which such Interest Period relates.

		Fixed Charge Coverage Ratio:   at any time a
fraction, the numerator of which is net income plus the sum of interest, tax and lease expense, and the denominator of which is the sum of interest and lease expense, all calculated for the most recent consecutive four fiscal quarters of the Borrower ending on or prior to the date of determination and calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied.

		Fixed Rate:  for any Fixed Rate Loan (other than a
Bid Loan) for any Interest Period therefor, the rate per annum
(rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Agent to be equal to the sum of: (a) (x) the Fixed Base Rate for such Loan for such Interest Period; divided by (y) 1 minus the Reserve Requirement for such Loan for such Interest Period, plus (b) if such Loan is a CD Loan, the Assessment Rate in effect at the commencement of such Interest Period. The Agent shall use its best efforts to advise the Borrower of the Fixed Rate as soon as practicable after each change in the Fixed Rate; provided, however, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the Obligations of the Borrower hereunder.

		Fixed Rate Loans: CD Loans, Eurocurrency Loans and Bid Loans.

		Funded Debt:  the aggregate outstanding principal
Dollar Amount of: (i) all indebtedness for borrowed money including, without limitation, the Loans, and (ii) all Capitalized Lease
Obligations.

		Funded Debt to Capitalization Ratio: at any time a fraction, the numerator of which is aggregate Funded Debt, and the denominator of which is Net Worth plus Funded Debt, determined on a consolidated basis for the Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied.

		Indebtedness: with respect to any Person, all: (i) liabilities or obligations, direct and contingent, which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and Capitalized
Lease Obligations of such Person; (ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (iv) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

		Interest Period:

		(a)	with respect to any Eurocurrency Loan,
each period commencing on the date such Loan is made, continued (or deemed continued) or converted from a Loan or Loans of another
Type, and ending on the same day in the 1st, 2nd, 3rd or 6th calendar month thereafter, as the Borrower may select as provided in Sections 2.1(a) and 2.1(e) hereof, except that each such Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month;

		(b)	with respect to any CD Loan, each period
commencing on the date such Loan is made, continued (or deemed continued) or converted from a Loan or Loans of another Type, and ending on the day 30, 60, 90 or 180 days thereafter, as the Borrower may select as provided in Sections 2.1(a) and 2.1(e) hereof; and

		(c)	with respect to any Bid Loan, the Interest
Period determined pursuant to Section 2.2 hereof.

Notwithstanding the foregoing: (i) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Interest Period for Eurocurrency Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day);
(ii) no Interest Period for any Type of Loan may be chosen that would end after the Commitment Termination Date; and (iii) no Interest
Period shall have a duration of less than one (1) month (in the case of Eurocurrency Loans) or thirty (30) days (in the case of CD Loans).

		Interest on all Eurocurrency Loans and CD Loans (excepting Loans denominated in pounds sterling) shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last providing payment is received prior to 1:00 p.m. (New York City time)) occurring in the period for which payable. Interest on all other Loans (including Loans denominated in pounds sterling) shall be computed on the basis of a year of 365 (or
366, if applicable) days and actual days elapsed (including the first day but excluding the last providing payment is received prior to 1:00 p.m. (New York City time)) occurring in the period for which payable.


		Investment:  by any Person:

		(a)	the amount paid or committed to be paid, or
the value of property or services contributed or committed to be contributed, by such Person for or in connection with the acquisition by such Person of any stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person; and

		(b)	the amount of any advance, loan or
extension of credit (other than routine extensions of credit in the ordinary course of business associated with the purchase of such Person's products or services) by such Person, to any other Person, or guaranty or other similar obligation of such Person with respect to any Indebtedness of such other Person, and (without duplication) any amount committed to be advanced, loaned, or extended by such Person to any other Person, or any amount the payment of which is committed to be assured by a guaranty or similar obligation by such Person for the benefit of, such other Person.

		IRS:  Internal Revenue Service.

		Judgment Currency:   as defined in Section 2.11(b).

		Latest Balance Sheet: as defined in Section 3.9 hereof.

		Leases: leases and subleases (other than Capitalized Leases), licenses for the use of real property, easements, grants, and other attachment rights and similar instruments under which the Borrower has the right to use real or personal property or rights of way.

		Lien: any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

		Loan(s):   individually either a Committed Loan or a
Bid Loan, and collectively all Committed Loans and Bid Loans.

		Loan Documents: this Agreement, the Notes, and all other documents and instruments executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents and instruments.

		Majority Banks: at any time Banks holding at least 66-2/3% of the aggregate amount of the Commitments, or, if the Commitments have been terminated, at any time thereafter Banks holding at least 66-2/3% of the aggregate amount of Committed Loans outstanding.

		Multiemployer Plan: a "multiemployer plan" as defined in Section 4001(a)(3) or ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions.

		NatWest PLC: National Westminster Bank PLC, in its individual capacity as a Bank hereunder.

		New Bank:  as defined in subsection 2.20(b) hereof.

		Net Worth:   at any time the consolidated
shareholders equity for the Borrower and the Subsidiaries as determined from a consolidated balance sheet thereof prepared in accordance with generally accepted accounting principles consistently applied.

		New Type Loans:  as defined in Section 2.20 hereof.

		Note(s): collectively, the Committed Loan Notes and the Bid Loan Notes.

		Obligations:   collectively, all of the Indebtedness,
liabilities and obligations of the Borrower to the Banks and the Agent, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under the Loan Documents.

		Offer:  as defined in subsection 2.2(b) hereof.

		Payor:  as defined in Section 2.15 hereof.

		Payment Dates: each Quarterly Date in each year commencing with the first such date after the date hereof.

		PBGC:  Pension Benefit Guaranty Corporation.

		Pension Plan: at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is maintained either: (i) by the Borrower or any ERISA Affiliate for employees of the Borrower, or by the Borrower for any ERISA
Affiliate, or (ii) pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any ERISA Affiliate is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

		Permitted Currencies:   (a) Dollars with respect to
Prime Rate Loans and CD Loans, and (b) Dollars or any Alternative
Currency with respect to Eurocurrency Loans or Bid Loans.

		Permitted Liens: as to any Person: (i) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;
(ii) Liens imposed by law, such as carriers', warehousemen's, materialmen's and mechanics' liens, or Liens arising out of judgments or awards against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (iii) Liens for taxes not yet subject to penalties for non-payment and Liens for taxes the payment of which is being contested as permitted by Section 6.5 hereof; (iv) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in the preceding clause (iv) do not in the aggregate materially detract from the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person; and (v) Liens (other than those referred to in clauses (i) - (iv) and other than purchase money Liens or Capitalized Lease Obligations) that secure obligations that in the aggregate do not exceed $5,000,000 at any one time, and as to all the Liens referred to in the preceding clauses (i) - (iv) only to the extent arising and continuing in the ordinary course of business.

		Person: an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

		Post-Default Rate: (i) in respect of any Loans a rate per annum equal to: (x) if such Loans are Prime Rate Loans, 2% above the Prime Base Rate as in effect from time to time (but in no event less than the interest rate in effect on the due date), or (y) if such Loans are Fixed Rate Loans, 2% above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, 2% above the Prime Base Rate as in effect from time to time (but in no event less than the interest rate in effect on the due date); and (ii) in respect of other amounts payable by the Borrower hereunder (other than interest) not paid when due
(whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to 2% above the Prime Base Rate as in effect from time to time (but in no event less than the interest rate in effect on the due date).

		Prime Base Rate: The greater of (i) the interest rate established from time to time by the Agent as its prime rate at the Principal Office, or (ii) the Federal Funds Rate plus 0.5%. Notwithstanding the foregoing, the Borrower acknowledges that the Agent may regularly make domestic commercial loans at rates of interest less than the prime rate of interest referred to in clause (i) of the preceding sentence. Each change in any interest rate provided for herein resulting from a change in the prime rate or the Federal Funds
Rate shall take effect at the time of such change in the prime rate or the Federal Funds Rate.

		Prime Rate Loans: Loans that bear interest at a rate based upon the Prime Base Rate.

		Principal Office: the office of NatWest PLC presently located at 175 Water Street, New York, New York 10038, or the principal office of any successor to the Agent as so designated by such successor.

		Purchase Money Security Interest: as defined in subsection 7.2(b) hereof.

		Quarterly Dates: the first day of each April, July, October and January, the first of which shall be the first such day after the date of this Agreement, provided that, if any such date is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

		Reference Banks:   for purposes of determining the
rates referred to in clauses (a) and (b) of the definition of "Fixed Base Rate" in this Article 1, NatWest PLC, Harris Trust and Savings Bank and Continental Bank.

		Regulation D:  Regulation D of the Board of
Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

		Regulatory Change: as to any Bank, any change after the date of this Agreement in United States federal, state or foreign laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to any Loan)) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Bank, of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

		Replaceable Bank: as defined in subsection 2.20(b) hereof.

		Required Payment: as defined in Section 2.15 hereof.

		Reserve Requirement:  for any Fixed Rate Loans
(other than Bid Loans) for any quarterly period (or, as the case may be, shorter period) as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation
D) or, in the case of CD Loans, nonpersonal dollar time deposits in an amount of $100,000 or more. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (i) any category of liabilities that includes deposits by references to which the Fixed Rate for Eurocurrency Loans or CD Loans (as the case may be) is to be determined as provided in the definition of "Fixed Base Rate" in this Article 1, or (ii) any category of extensions of credit or other assets that include Eurocurrency Loans or CD Loans (as the case may be).

		Specified Currency:   as defined in Section 2.11(b).

		Specified Place:   as defined in Section 2.11(b).

		Subsidiary: with respect to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired: (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or (ii) in the case of a partnership or joint venture in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of the Borrower.

		Termination Event:  any one of the following:

		(a) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder;

		(b) the withdrawal of the Borrower or any ERISA
Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA;

		(c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA;

		(d) the institution of proceedings to terminate a Pension Plan by the PBGC;

		(e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan;

		(f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan;

		(g) the imposition of a Lien pursuant to Section 412 of the IRC or Section 302 of ERISA;

		(h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or

		(i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

		Total Commitment: the aggregate obligation of the Banks to make Loans hereunder not exceeding Sixty Million Dollars
($60,000,000), as the same may be reduced pursuant to Section 2.7 hereof.

		Type:   refers to the characteristics of a Loan as a
Prime Rate Loan, Bid Loan, CD Rate Loan with a particular Interest Period, or Eurocurrency Loan for a particular Interest Period in a particular Permitted Currency. All Prime Rate Loans are of the same Type. Each Bid Loan is of a different Type. All CD Loans with identical interest rates and Interest Periods are of the same Type. All Eurocurrency Loans with identical interest rates and Interest Periods and in the same currency are of the same Type. All other Loans are of different Types. Interest Periods are identical if they begin and end on the same days.

		Unfunded Liability: the amount (if any) by which the present value of all vested and unvested accrued benefit obligations under a Pension Plan exceeds the fair market value of assets allocable to such benefits, all determined as of the then most recent valuation date for such Pension Plans using actuarial assumptions used by the Borrower's actuary.

		Unused Commitment: as at any date, for each Bank, the positive difference, if any, between: (i) the amount of such Bank's Commitment as in effect on such date, and (ii) the then aggregate outstanding principal Dollar Amount of all Loans made by such Bank, excluding Bid Loans.

Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto.



Article 2.   Commitments; Loans.

		Section 2.1	Committed Loans.

			Each Bank hereby severally agrees, on the terms and subject to the conditions of this Agreement, to make loans (individually a "Committed Loan" and, collectively, the "Committed Loans") to the Borrower during the Credit Period to and including the Commitment Termination Date in any one or more of the Permitted Currencies in an aggregate principal Dollar Amount at any one time outstanding up to, but not exceeding, the Commitment of such Bank as then in effect. Subject to the terms and conditions of this Agreement, during the Credit Period the Borrower may borrow, repay (provided that repayment of Fixed Rate Loans shall be subject to the provisions of Section 2.21 hereof) and reborrow up to an aggregate Dollar
Amount of Loans outstanding (including Bid Loans) at any time not to exceed the Total Commitment (after giving effect to voluntary reductions permitted herein) by means of Prime Rate Loans or Fixed
Rate Loans, and during such period and thereafter until the date of the payment in full of all of the Loans, the Borrower may convert
Committed Loans of one Type into Committed Loans of another Type
(as provided in Section 2.1(e) hereof).  Committed Loans in
Alternative Currencies shall be determined, denominated and redenominated as set forth in Section 2.10.

		(a)	Notices Relating to Committed Loans.

			The Borrower shall give the Agent written notice of each borrowing or conversion of each Committed Loan and of the duration of each Interest Period applicable to each Fixed Rate Loan that is a Committed Loan (in each case, a "Borrowing Notice"). Each such written notice shall be irrevocable and shall be effective only if received by the Agent not later than 11:00 A.M., (or, in the case of Prime Rate Loans, 12:00 noon) New York City time on the date that is:

			(i)	In the case of each notice of
borrowing of, or conversion into, Prime Rate Loans, on the date thereof;

		    (ii)	In the case of each notice of borrowing of,
or conversion into, CD Loans, or the duration of an Interest Period for CD Loans, 2 Business Days prior to the effective date thereof;

		   (iii)	In the case of each notice of borrowing of,
or conversion into, Eurocurrency Loans (other than Loans denominated in Australian dollars), or the duration of an Interest
Period for Eurocurrency Loans (other than Loans denominated in
Australian dollars), 3 Business Days prior to the effective date thereof;
and

		    (iv)	In the case of each notice of borrowing of,
or conversion into, Loans denominated in Australian dollars, or the duration of an Interest Period for Loans denominated in Australian dollars, 4 Business Days prior to the effective date thereof.

Each such notice of borrowing or conversion shall specify the amount and Type of Committed Loans to be borrowed or converted (and, in the case of a conversion, the Type of Committed Loans to result from such conversion) and the date of borrowing or conversion (which shall be a Business Day for executing each Type of Committed Loan to be borrowed or converted). Each such notice of the duration of an Interest Period shall specify the Committed Loans to which such Interest Period is to relate. The Agent shall notify the Banks of the content of each such Borrowing Notice promptly after its receipt thereof.

		(b)	Disbursement of Committed Loan Proceeds.


			The Borrower shall give the Agent notice of each borrowing hereunder as provided in Section 2.1(a) hereof. Not later than 12:00 noon (or, in the case of Prime Rate Loans, 1:00 p.m.), New York City time, on the date specified for each borrowing hereunder, each Bank shall initiate a transfer to the Agent, by Fed Wire or otherwise, but in any event in immediately available funds, the amount of the Committed Loans to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrower by depositing the amount thereof in an account of the Borrower designated by the Borrower.

		(c)	Minimum Borrowings and Conversions of
Committed Loans.

		Each borrowing of Committed Loans (other than
Prime Rate Loans) requested from the Banks shall be in a minimum aggregate Dollar Amount of $5,000,000 and in integral Dollar
Amount multiples of $1,000,000, provided that any request for Prime Rate Loans may be in the amount of the Unused Commitment. Each borrowing of Prime Rate Loans (other than Prime Rate Loans in the amount of the Unused Commitment) requested from the Banks shall be in a minimum aggregate Dollar Amount of $1,000,000 and in integral Dollar Amount multiples of $1,000,000. Each conversion of Committed Loans of one Type into Committed Loans of another Type (other than into Prime Rate Loans), or continuation of existing Committed Loans of the same Type (other than Prime Rate Loans) for a successive Interest Period, shall be in a minimum aggregate Dollar Amount of $5,000,000. Each conversion of Committed Loans into
Prime Rate Loans shall be in a minimum aggregate Dollar Amount of $1,000,000. The Agent and the Borrower may make immaterial mutually convenient adjustments to the thresholds and multiples set forth above in respect of Eurocurrency Loans in Alternative Currencies.

		(d)	Interest on and Maturity of Committed
Loans.

		Interest on Committed Loans shall accrue and be paid in accordance with Sections 2.5 and 2.9 hereof. Subject to earlier payment pursuant to the terms and provisions of this Agreement, Committed Loans shall be due and payable on the Commitment
Termination Date.

		(e)	Continuance and Conversion of Committed
Loans.

		Each Fixed Rate Loan shall continue as a Fixed Rate
Loan until the end of the applicable Interest Period. The Borrower shall have the right to continue Fixed Rate Loans (other than Bid
Loans) for a like Interest Period in the same currency or convert Committed Loans of one Type into Committed Loans of another Type from time to time, provided that: (i) the Borrower shall give the Agent notice of each desired conversion as provided in Section 2.1(a) hereof;
(ii) except as required by Sections 2.17(c), 2.19 or 2.20, Fixed Rate Loans may be converted only on the last day of an Interest Period for such Loans; (iii) no Fixed Rate Loan shall be continued as or converted into a Fixed Rate Loan, or Prime Rate Loan converted into a Fixed Rate Loan, for a new Interest Period if the principal Dollar Amount (determined as of the date of any proposed conversion or continuation thereof) of the aggregate Loans outstanding after giving effect to such continuation or conversion would exceed the Total Commitment then in effect; (iv) no Prime Rate Loan may be converted into a Fixed Rate Loan or Fixed Rate Loan continued as or converted into a Fixed Rate Loan if on the proposed date of conversion a Default or an Event of Default exists; and (v) each continuance and conversion shall comply with Section 2.1(c) hereof. The Agent shall use its best efforts to notify the Borrower of the effectiveness of each continuation or conversion, and the new interest rate to which the continued or converted Loans are subject, as soon as practicable thereafter; provided, however, that any failure to give such notice shall not affect the Borrower's Obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever. Each Fixed Rate Loan
(other than Bid Loans), if not repaid or converted in accordance with the terms hereof, shall be continued for a like Interest Period in the same currency, provided that if such Loan is neither repaid or converted, nor satisfies the conditions for continuance hereunder, such Loan automatically shall be converted to a Prime Rate Loan.

		(f)	Rate Quotations.

		Each Reference Bank shall use its best efforts to furnish quotations to the Agent as contemplated by this Agreement. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Reference Banks or, if no such quotation is provided on a timely basis, the provisions of Section 2.18 shall apply.

		Section 2.2	The Bid Loans.

		Prior to the Commitment Termination Date, the
Borrower may request the Banks to offer to make loans (each a "Bid Loan" and collectively the "Bid Loans") in the manner set forth in this
Section 2.2 and in amounts such that the aggregate principal Dollar Amount of all Loans at any time outstanding shall not exceed the Total Commitment of the Banks then in effect. The Banks may, but shall have no obligation to, make such offers in any amount up to the full amount requested by the Borrower, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2. Notwithstanding any other provision of this Agreement, the aggregate principal Dollar Amount of the Bid Loans made by any Bank may cause the aggregate Dollar Amount of all of its Loans at any time to exceed the Commitment of such Bank, so long as the aggregate principal Dollar Amount of all Loans outstanding at any time does not exceed the Total Commitment then in effect.

		(a) Invitation to Bid. In order to request a Bid Loan (a "Bid Loan Request"), the Borrower shall give telephonic notice to each Bank and the Agent no later than 10:45 A.M. (New York City time) on the date that is (A) in the case of proposed Bid Loans denominated in Dollars, the proposed date of such borrowing (the "Bid Loan Borrowing Date"); (B) in the case of proposed Bid Loans denominated in Canadian dollars or pounds sterling, 3 Business Days prior to the Bid Loan Borrowing Date; or (C) in the case of proposed Bid Loans denominated in Australian Dollars, 4 Business Days prior to the Bid Loan Borrowing Date, inviting each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request. Requests for Bid Loans shall in each case specify (i) the proposed Bid Loan Borrowing Date, (ii) the Permitted Currency requested for such Bid Loan, (iii) the aggregate principal Dollar Amount of Bid Loans requested (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000) and (iv) up to not more than five (5) Interest Periods with respect to the entire amount specified in such Bid Loan Request.

		(b)	Bid Offers.  Each Bank may, in its sole
discretion, offer to make a Bid Loan or Loans (a "Bid") to the Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Borrower by telephone not later than 11:15
A.M. (New York City time) on the proposed Bid Loan Borrowing
Date. Each Bid shall refer to this Agreement and specify (i) the principal Dollar Amount (which shall not be less than $1,000,000 and shall be an integral multiple of $100,000) of each Bid Loan that the Bank is willing to make to the Borrower, (ii) the interest rate at which the Bank is prepared to make each Bid Loan and (iii) the Interest
Period applicable to each such offered Bid Loan. Any Bank that determines not to submit a Bid shall so notify the Borrower by 11:15
A.M. (New York City time) on the proposed Bid Loan Borrowing
Date; provided that it shall not incur any liability or obligation to the Borrower as a result of any failure to provide such notice. Any Bid shall be deficient and shall be deemed automatically rejected by the Borrower if such Bid (i) does not specify all of the information specified in the third sentence of this Section 2.2(b), (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Borrower later than 11:15 A.M. (New York City time). Each offer contained in a Bid to make a Bid
Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

		(c)	Acceptance or Rejection of Bids.  The
Borrower may in its sole and absolute discretion irrevocably accept or reject, in whole or in part, any offer contained in a Bid; provided, however, that no Offer of a Bid Loan shall be accepted in a principal Dollar Amount less than $1,000,000, all Offers shall be accepted in integral multiples of $100,000, and the aggregate principal Dollar Amount of all Offers accepted shall not exceed the aggregate principal Dollar Amount of Bid Loans requested by the Borrower in its Bid
Loan Request.

		(d)	Notice to Banks Making Offers.  The
Borrower shall give telephonic notice to each Bank that submits a Bid in compliance with Section 2.2(b) hereof whether any of the Offers contained in its Bid has been accepted (and if so, in what amount, at what interest rate and for what Interest Period) no later than 11:45
A.M. (New York City time) on the proposed Bid Loan Borrowing
Date, and each successful bidder will thereupon become bound, subject to Article 4 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Bid has been accepted. Each telephonic notice accepting a Bid shall constitute a representation and warranty by the Borrower that the conditions contained in Section 4.2 of this Agreement have been satisfied. As soon as practicable thereafter the Borrower shall send written notice substantially in the form of Exhibit C hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

		(e)	Disbursement of Bid Loans.  Not later than
1:00 P.M. (New York City time) on the Bid Loan Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make Bid
Loan(s) in accordance with Section 2.2(d) hereof shall initiate a Fed Wire to make available to the Borrower the principal amount of each such Bid Loan in immediately available funds at such account or accounts of the Borrower as the Borrower may designate in writing to each Bank and the Agent.

		(f)	Notice to the Banks.  As soon as practicable
after each Bid Loan Borrowing Date for Bid Loans, the Borrower shall notify the Agent of the aggregate Dollar Amount of Bid Loans advanced pursuant to a Bid Loan Request on such Bid Loan
Borrowing Date, the Interest Period(s) therefor, and the lowest and highest interest rates at which Bid Loans were made for each Interest Period, and the Agent shall promptly thereafter notify each Bank of the contents of such notice from the Borrower.

		(g)	Interest on Bid Loans.  The Borrower shall
pay interest on the unpaid principal amount of each Bid Loan borrowed by such Borrower from the applicable Bid Loan Borrowing
Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions and Sections
2.5 and 2.9 hereof.

		(h)	Maturity.  Bid Loans shall be due and
payable in full at the end of the Interest Period. No Bid Loan may be converted to another Type of Loan or continued as a Bid Loan.

		Section 2.3	Notes.

			(a)	The Committed Loans made by
each Bank shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit D1 hereto (each, a "Committed Loan Note" and collectively, the "Committed Loan Notes"). Each Committed Loan Note shall be dated the date of this Agreement, shall be payable to the order of such Bank and shall otherwise be duly completed. The Committed Loan Notes shall be payable as provided in this Agreement.

			(b)	Each Bid Loan which may be made
by any Bank shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit D2 hereto (each, a "Bid Loan Note") and collectively the "Bid Loan Notes." Each Bid Loan
Note shall be dated as of its respective Bid Loan Borrowing Date, shall be payable to the order of the Bank making the Bid Loan evidenced by the Bid Loan Note in the principal amount of the Bid Loan, shall otherwise be duly completed, and shall be delivered to each Bank making a Bid Loan under this Agreement not later than 2 Business
Days after its respective Bid Loan Borrowing Date.  The Bid Loan
Notes shall be payable as provided in this Agreement.

			(c)	Each Bank shall enter on a
schedule attached to its Committed Loan Note a notation with respect to each Loan made hereunder of: (i) the date and principal amount thereof, (ii) each payment and prepayment of principal thereof, (iii) whether the interest rate is initially to be determined in accordance with subsection 2.5(a)(i) or 2.5(a)(ii) hereof, and (iv) the Interest Period, if applicable. The failure of any Bank to make a notation on the schedule to its Committed Loan Note as aforesaid shall not limit or otherwise affect the obligation of the Borrower to repay the Committed Loans in accordance with their respective terms as set forth herein. The notations made by a Bank on the schedule to its Committed Loan
Note shall be conclusive absent manifest error. The Borrower, the Agent and the relevant Bank shall use their best efforts to resolve any disputes concerning such notations.

		Section 2.4	Mandatory and Voluntary
Payments.

			(a)	The Loans shall be repaid as and
when necessary and in accordance with Section 2.14 hereof to cause the aggregate principal Dollar Amount of the Loans outstanding not to exceed the Total Commitment, as reduced pursuant to subsection 2.7 hereof, provided that (i) all such payments shall be applied first to Prime Rate Loans, (ii) any remaining payments shall be applied to the fewest number of Types of Fixed Rate Loans (including Bid Loans) as possible, and (iii) the Borrower shall comply with Section 2.21 hereof to the extent such payments are applied to Fixed Rate Loans.

			(b)	The Borrower at any time and from
time to time voluntarily and in accordance with Section 2.14 hereof may repay the principal amount of the Prime Rate Loans without premium or penalty, provided that (i) such repayment shall be on a Business Day, (ii) the Agent shall have received at least 1 Business Day's prior written notice of the date and amount of repayment, and
(iii) such repayment shall be in a minimum Dollar Amount of $5,000,000.

			(c)	The Borrower at any time and from
time to time voluntarily and in accordance with Section 2.14 hereof may repay the principal amount of any Type of Fixed Rate Loan (other than Bid Loans) without premium or penalty, provided that (i) such repayment shall be on the last day of the relevant Interest Period, (ii) the Agent shall have received at least 2 Business Days' prior written notice in the case of CD Loans and 3 Business Days' prior written notice in the case of Eurocurrency Loans of the Type of Fixed Rate
Loans to be repaid and of the date and Dollar Amount of repayment,
(iii) such repayment shall be in a minimum Dollar Amount of $5,000,000 for each Type of Fixed Rate Loans, and (iv) if such Fixed Rate Loans will be repaid only in part, the Borrower shall have satisfied the conditions to continuing or converting the remaining portion of such Type of Fixed Rate Loans in accordance with Sections 2.1(a), 2.1(c) and 2.1(e) hereof.

			(d)	Fixed Rate Loans shall be repaid
on the last day of the applicable Interest Period as and to the extent required by Sections 2.17(c), 2.18 and 2.19 hereof.

			(e)	Bid Loans may not be repaid
voluntarily prior to the end of the relevant Interest Period.

			(f)	All repayments of principal shall
be made together with payment of all accrued and unpaid interest on the amount repaid through the date of such repayment. Principal repayments may be reborrowed subject to all of the terms and conditions of this Agreement.

		Section 2.5	Interest.

			(a)	The Borrower shall pay to the
Agent for the account of each Bank (or, in the case of Bid Loans, to the applicable Bank(s)) interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

				(i)	During such periods that
such Loan is a Prime Rate Loan, the Prime Base Rate;

			    (ii)	During such periods that such
Loan is a CD Loan or a Eurocurrency Loan, for each Interest Period relating thereto, the Fixed Rate for such Loan for such Interest Period plus the Applicable Margin; and

			   (iii)	During such periods as such Loan
is a Bid Loan, as set forth in Section 2.2(g) hereof.

			(b)	Notwithstanding the foregoing, the
Borrower shall pay interest on any Loan, and on any other amount payable by the Borrower hereunder (to the extent permitted by law) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate.

			(c)	Accrued interest on each Loan
shall be payable: (i) in the case of a Prime Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Fixed Rate Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, on each Quarterly Date commencing on the first Quarterly Date after the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment or prepayment thereof or the conversion thereof into a Loan of another Type (but only on the principal so paid, prepaid or converted). Notwithstanding the foregoing, interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent or any Bank.
Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrower thereof, provided that the failure of the Agent to so notify the Borrower or the Banks shall not affect the Obligations of the Borrower hereunder or under any of the Notes in any respect.

			(d)	Anything in this Agreement or any
of the Notes to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to such Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Such deferred interest shall not bear interest.

		Section 2.6	Fees.

			(a)	The Borrower shall pay to the
Agent for the account of each Bank a fee (the "Facility Fee") on the amount of such Bank's Commitment, for the period from the date hereof to and including the earlier of the date such Bank's
Commitment is terminated or the Commitment Termination Date, at the rate per annum equal to the Applicable Percentage then in effect for the Facility Fee on the total Commitment for such Bank. The accrued Facility Fee shall be payable in arrears in Dollars quarterly on the Quarterly Dates and on the earlier of the date the Commitments are terminated or the Commitment Termination Date, and, in the event the Borrower reduces the Commitments as provided in Section
2.7 hereof, on the effective date of each such reduction.

			(b)	The Borrower shall pay to the
Agent for its account, in addition to the Facility Fee, those fees in the amounts and at the times separately agreed to by the Borrower and the Agent (the "Agency Fee").

			(c)	The Facility Fee and the Agency
Fee are hereinafter sometimes referred to individually as a "Fee" and collectively as the "Fees". All Fees shall be nonrefundable and deemed fully earned when due.

		Section 2.7	Voluntary Reductions in
Commitment.

			The Borrower shall be entitled to terminate or reduce the Commitments in accordance with Section 2.14 hereof, provided that the Borrower shall give 3 Business Day's prior written notice of such termination or reduction to the Agent, and provided further that the Total Commitment shall not be reduced below the then outstanding Dollar Amount of the Loans. Any partial reduction of the Commitments shall be in an aggregate amount equal to $10,000,000 or an integral multiple thereof. Any such termination or reduction shall be permanent and irrevocable upon receipt of such notice.


		Section 2.8	Use of Proceeds of Loans.

			The proceeds of the Loans hereunder may
be used by the Borrower for general corporate purposes.

		Section 2.9	Computations.

			Interest on all Eurocurrency Loans and CD
Loans (excepting Loans denominated in pounds sterling) and the Facility Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable. Interest on all other Loans (including Loans denominated in pounds sterling) shall be computed on the basis of a year of 365 (or 366, if applicable) days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

		Section 2.10	Determination, Denomination and
					Redenomination of
Alternative
					Currency Loans.


			Whenever, pursuant to any provision of this
Agreement:

			(a)	a Loan is initially funded, as
opposed to any continuation or conversion thereof, in an Alternative Currency, the amount to be advanced hereunder will be the equivalent in such Alternative Currency of the Dollar Amount of such Loan; and

			(b)	an existing Committed Loan
denominated in an Alternative Currency is to be continued, in whole or in part, the Loan shall be continued in the same amount of the same Alternative Currency subject, however, to all other terms and conditions of this Agreement.

		Section 2.11	Time and Method of Payments.

			(a)	All payments of principal, interest,
Fees and other amounts (including indemnities) payable by the Borrower hereunder shall be made, without setoff, deduction or counterclaim, in Dollars (or, in the case of payments of principal or interest on Loans denominated in Alternative Currencies, in the Alternative Currency borrowed), in immediately available funds, to the Agent at the Principal Office (or, in the case of Bid Loans, to the applicable Bank at such Bank's Applicable Lending Office) not later than 1:00 P.M., New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, with the Borrower's permission, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrower with the Agent or such Bank, as the case may be). Additional provisions relating to payments are set forth in Section
10.4 hereof. Each payment received by the Agent hereunder for the account of a Bank shall be paid promptly to such Bank, in like funds, for the account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

			(b)	All payments of principal of and
interest on any Eurocurrency Loan shall be made by the Borrower in the currency borrowed (the "Specified Currency") in the manner and at the address (the "Specified Place") specified in Section 2.11(a). Payment of such obligations shall not be discharged by an amount paid in another currency or in another place, whether pursuant to a judgment or otherwise, to the extent that the amount so paid on conversion to the Specified Currency and transferred to the Specified Place under normal banking procedures does not yield the amount of the Specified Currency at the Specified Place due hereunder. If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder in the Specified Currency into another currency (the "Judgment Currency"), the rate of exchange which shall be applied shall be that at which in accordance with normal banking procedures the Agent could purchase the Judgment Currency with that amount of the Specified Currency on the Business Day next preceding that on which such judgment is rendered. The Obligation of the Borrower in respect of any such sum due from it to the Agent or any Bank hereunder (an "Entitled Person") shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder or under the Notes in the Judgment Currency, such Entitled Person may in accordance with normal banking procedures purchase and transfer to the Specified Place the Specified Currency with the amount of the Judgment Currency so adjudged to be due; and the Borrower hereby, as a separate Obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in the Specified Currency, any difference between the sum originally due to such Entitled Person in the Specified Currency and the amount of the Specified Currency so purchased and transferred.

		Section 2.12	Lending Offices.

			The Loans of each Type made by each Bank shall be made and maintained at such Bank's Applicable Lending
Office for Loans of such Type, provided that such Bank shall remain the legal entity exclusively entitled to all rights and responsible for all obligations of a Bank hereunder unless such Bank delivers an Assignment and Acceptance in compliance with Section 10.14 hereof.



		Section 2.13	Several Obligations.

			The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

		Section 2.14	Pro Rata Treatment Among Banks.

			Except as otherwise provided herein: (i) each borrowing from the Banks under Section 2.1 hereof will be made from the Banks and each payment of each Fee (other than the Agency
Fee) shall be made for the account of the Banks pro rata according to the Dollar Amount of their respective Commitments; (ii) each partial reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata according to the amount of each Bank's respective Commitment; (iii) each conversion of Loans of a particular Type under Section 2.1(e) hereof (other than conversions provided for by Section 2.20) will be made pro rata among the Banks holding Loans of such Type according to the respective principal amounts of such Loans held by such Banks; (iv) each payment of principal of or interest on Loans of a particular Type (other than Bid Loans) will be made to the Agent for the account of the Banks holding Loans of such Type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (v) Interest Periods for Loans of a particular Type (other than Bid Loans) shall be allocated among the Banks holding Loans of such Type pro rata according to the respective principal amounts of such Loans held by such Banks.

		Section 2.15	Non-Receipt of Funds by the
Agent.

			Unless the Agent shall have been notified by a Bank or the Borrower (the "Payor") prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) when the recipient is a Bank, the Federal Funds Rate for such day for amounts denominated in or calculated with reference to Dollars, and the applicable Fixed Base
Rate for amounts denominated in or calculated with reference to Alternative Currencies, or (ii) the rate of interest applicable to such Loan when the recipient is the Borrower.

		Section 2.16	Sharing of Payments
					and Set-Off Among
Banks.

			The Borrower hereby agrees that, in
addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder, or any Fee payable to it, that is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Agent thereof, provided that its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other
Banks in such Dollar Amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment pro rata in accordance with the unpaid Dollar Amount of principal and interest on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.
 The Borrower agrees that any Bank so purchasing a participation in the Loans held by the other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

		Section 2.17	Additional Costs; Capital
Requirements.

			(a)	In the event that any existing or
future law or regulation, guideline or interpretation thereof, by any court or administrative or governmental authority charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by any Bank hereunder, and the result of any event referred to above is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of, such Bank's Commitment or the obligation of the Borrower hereunder with respect to such Commitment (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrower shall immediately pay to such Bank from time to time as specified by such Bank additional commitment fees which shall be sufficient to compensate such Bank for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Prime Base Rate. A certificate setting forth in reasonable detail (including the method of computation) the amount necessary to compensate such Bank as a result of an imposition of or increase in capital requirements submitted by such Bank to the Borrower shall be conclusive, absent manifest error, as to the amount thereof.

			(b)	In the event that any Regulatory
Change shall: (i) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans including, without limitation, Fixed Rate Loans (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States of America or the jurisdiction in which such Bank has its principal office); or (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank
(including any of such Loans or any deposits referred to in the definition of "Fixed Base Rate" in Article 1 hereof); or (iii) impose any other conditions affecting this Agreement in respect of Loans, including, without limitation, Fixed Rate Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Bank's costs of making or maintaining any Loans, including, without limitation, Fixed Rate Loans, or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of any of its Fixed Rate Loans, or its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as "Additional Costs") in each case, only to the extent that such Additional Costs are not included in the Fixed Base Rate applicable to such Fixed Rate Loans, then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrower shall pay to such Bank from time to time as specified by such Bank, additional commitment fees or other amounts which shall be sufficient to compensate such Bank for such increased cost or reduction in amounts receivable by such Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Prime Base Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

			(c)	Without limiting the effect of the
foregoing provisions of this Section 2.17, in the event that, by reason of any Regulatory Change, any Bank either: (i) incurs Additional
Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes Fixed Rate Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such Type (other than Bid Loans) then outstanding shall be converted into Prime Rate Loans or into Fixed Rate Loans of another duration, as the case may be, in accordance with Sections
2.1(e) and 2.20 hereof).

			(d)	In addition to any other amounts
payable by the Borrower hereunder, each Bank may require the Borrower to pay, contemporaneously with each payment of interest on Eurocurrency Loans which are denominated in pounds sterling, additional interest on the related Eurocurrency Loan of such Bank at the percentage calculated from time to time by such Bank to be the percentage required to fully compensate such Bank for all reserve costs, liabilities, expenses and assessments (other than reserve costs, liabilities, expenses and assessments taken into account in determining the interest rate applicable to such Eurocurrency Loan) which have been incurred by such Bank (or its Applicable Lending Office) regarding the making, funding or maintaining of such Eurocurrency
Loan (including, without limitation, any and all liquid asset maintenance requirements of the Bank of England). A certificate of any Bank claiming compensation under the preceding sentence, setting forth the additional interest to be paid to it thereunder and setting forth in reasonable detail a reasonable basis therefor, shall be conclusive in the absence of manifest error, and in determining the amount of such interest, such Bank may use any reasonable averaging and attribution methods. Any Bank wishing to require payment of such additional interest (i) shall so notify Borrower and the Agent, in which case such additional interest on the Eurocurrency Loans of such Bank denominated in pounds sterling shall be payable in pounds sterling to such Bank at the place indicated in such notice with respect to each Interest Period commencing at least five Business Days after receipt by the Borrower of such notice and (ii) shall notify the Borrower at least five Business Days prior to each date on which interest is payable on such Eurocurrency Loans of the amount then due it under this Section 2.17(d). Following Borrower's request made at least two (2) Business Days prior to the delivery of any Borrowing Notice relating thereto, the Agent and the Banks shall, prior to the making of a proposed Eurocurrency Loan denominated in pounds sterling, provide notice to Borrower of any such additional interest known at such time to be payable with respect thereto.

			(e)	Determinations by any Bank for
purposes of this Section 2.17 of the effect of any Regulatory Change on its costs of making or maintaining Loans or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

		Section 2.18	Limitation on Types of Loans.

			Anything herein to the contrary
notwithstanding, if, on or prior to the determination of an interest rate for any CD Loans or Eurocurrency Loans for any Interest Period
therefor, the Majority Banks determine (which determination shall be conclusive):
			(a)	by reason of any event affecting the
money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement;

			(b)	the rates of interest referred to in
the definition of "Fixed Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any CD Loans or Eurocurrency Loans for such period is determined, do not accurately reflect the cost to the Banks of making or maintaining such Loans for such period; or

			(c)	with respect to Eurocurrency Loans
in an Alternative Currency, that (i) deposits in the applicable Alternative Currency in the amounts and maturities required to fund such Loan will not be available to a Bank; (ii) a fundamental change has occurred in the foreign exchange or interbank markets with respect to the applicable Alternative Currency (including, without limitation, changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);
or (iii) it has become otherwise materially impractical for a Bank to make such Loan in the applicable Alternative Currency;

then the Agent shall give the Borrower and each Bank prompt notice thereof (and shall thereafter give the Borrower and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such Type or to convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type either repay such Loans in full or convert such Loans into Loans of another Type in accordance with Section 2.1(e) hereof.

		Section 2.19	Illegality.

			Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to: (i) honor its obligation to make any Type of Eurocurrency Loan (including any Bid Loan made in an Alternative Currency) hereunder, or (ii) maintain any Type of Eurocurrency Loan (including any Bid Loan made in an Alternative Currency) hereunder, then such Bank shall promptly notify the Borrower thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrower and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make such Type of Eurocurrency Loan and to convert other Loans into Eurocurrency Loans hereunder shall, upon written notice given by such Bank to the Borrower, be suspended until such time as such Bank may again make and maintain such Type of Eurocurrency Loan (or such Bid Loan in the affected Alternative Currency) and such Bank's outstanding Loans denominated in such currency shall immediately either be repaid in full or converted into Loans of another Type in accordance with Sections 2.1(e) and 2.20 hereof.

		Section 2.20	Certain Conversions pursuant
					to Sections 2.17 and 2.19.


		(a)  If the Loans of any Bank of a particular Type
(Loans of such Type are hereinafter referred to as "Affected Loans" and such Type is hereinafter referred to as the "Affected Type") are to be converted pursuant to Sections 2.17(c) or 2.19 hereof, such Bank's Affected Loans shall be converted into Prime Rate Loans, or Fixed
Rate Loans of another Type, as the case may be (the "New Type
Loans") on the last day(s) of the then current Interest Period(s) for the Affected Loans (or on such earlier date as such Bank may specify to the Borrower with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Sections 2.17(c) or 2.19 hereof that gave rise to such conversion no longer exist:

			(i)	to the extent that such Bank's
Affected Loans have been so converted, all payments of principal that would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

			(ii)	all Loans that would otherwise be
made by such Bank as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Bank that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans; and

		   (iii) if Loans of any of the Banks other than such Bank that are the same Type as the Affected Type are subsequently converted into Loans of another Type (which Type is other than New
Type Loans), then such Bank's New Type Loans shall be automatically converted on the conversion date into Loans of such other Type to the extent necessary so that, after giving effect thereto, all Loans held by such Bank and the Banks whose Loans are so converted are held pro rata (as to principal amounts, Types and, to the extent applicable, Interest Periods) in accordance with their respective Commitments.

		(b) In the event any Bank (i) elects under Section 2.17(a) or (b) to impose additional commitment fees or other compensation, or (ii) elects under Section 2.17(c) or Section 2.19 to suspend its obligation to make or to convert into Loans of any Type, then the Borrower may request the other Banks hereunder to assume in full the Commitment of such Bank then in effect and to purchase the Notes issued to the Bank named in such certificate at a price equal to the outstanding principal amount of such Notes plus any accrued and unpaid interest on such Notes and accrued and unpaid Facility
Fees owed to such Bank (the "Replaceable Bank"), and if any Bank or Banks in their sole discretion agree so to assume in full the Commitments of the Replaceable Bank (each an "Assuming Bank"), then such assumption shall take place in the manner set forth in subsection 2.20(c). In the event no Bank or Banks agrees to assume in full the Commitments of the Replaceable Bank, then the Borrower may nominate one or more banks not then party to this Agreement so to assume in full the Commitments of the Replaceable Bank, and if such nominated bank or banks are acceptable to the Majority Banks (excluding the Replaceable Bank), which consent shall not be unreasonably withheld, such assumption shall take place in the manner set forth in subsection 2.20(c) and each such bank or banks shall become a Bank hereunder (each a "New Bank") and the Replaceable Bank shall no longer be a party hereto or have any rights hereunder.

		(c) In the event a Replaceable Bank's Commitments are to be assumed in full by an Assuming Bank or a New Bank, then such assumption shall take place on a date acceptable to the Borrower, the Replaceable Bank, and the Assuming Bank or New Bank, as the case may be, but in no event later than the latest maturity date of a Committed Loan then outstanding, and such assumption shall take place through the execution of such instruments and documents as shall, in the opinion of the Agent, be reasonably necessary or appropriate for the Assuming Bank or New Bank to assume in full the Commitment of the Replaceable Bank (including, without limitation, the issuance of new Notes and the execution of an amendment hereto making any New Bank a party hereto). The Facility Fee with respect to such Replaceable Bank shall cease to accrue on such date and the Facility Fee with respect to the New Bank or Assuming Bank attributable to the Commitment of the Replaceable Bank shall commence to accrue on such date.

		Section 2.21	Indemnification.

			The Borrower shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

			(a)	any payment or prepayment or
conversion of a Fixed Rate Loan held by such Bank on a date other than the last day of an Interest Period for such Fixed Rate Loan; or

			(b)	any failure by the Borrower to
borrow a Fixed Rate Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section
2.1 hereof or as provided for Bid Loans in Section 2.2 hereof, such compensation to include, without limitation, an amount equal to: (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or prepayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such Bank's pro rata share of such payment, prepayment or conversion or failure to borrow or convert is less than the rate of interest applicable to such Fixed Rate Loan for such Interest Period, or
(ii) any loss or expense suffered by such Bank in liquidating
Eurocurrency deposits prior to maturity that correspond to such Bank's pro rata share of such payment, prepayment, conversion, failure to borrow or failure to convert. The determination by each such Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing such Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error.


Article 3.   Representations and Warranties.

		The Borrower hereby represents and warrants to the Banks and the Agent that:

		Section 3.1	Organization.

			(a)  The Borrower and each Subsidiary is
duly organized and validly existing under the laws of its state of organization and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged. All of the shares or other equity interests of the Borrower and the Subsidiaries that are issued and outstanding have been duly and validly issued and are fully paid and non-assessable. Except as set forth on Schedule 3.1, there are no outstanding options entitling any Person to purchase or otherwise acquire any shares of capital stock or other equity interests of the Borrower or any Subsidiary nor are there outstanding any securities that are convertible into or exchangeable for any shares of capital stock or other equity interests of the Borrower or any Subsidiary.

			(b)  Each of the Borrower and each
Subsidiary is in good standing in its state of organization and in each state in which it is qualified to do business.

		Section 3.2	Power, Authority, Consents.

			The Borrower has the power to execute,
deliver and perform the Loan Documents. The Borrower has the power to borrow hereunder and has taken all necessary corporate action to authorize the borrowing hereunder on the terms and conditions of this Agreement. The Borrower has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance of the Loan Documents. No consent or approval of any Person, no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, certificate of need, approval, authorization or declaration of any governmental authority, bureau or agency is or will be required in connection with the execution, delivery or performance by the Borrower, or the validity, enforcement or priority, of the Loan Documents except as set forth on Schedule 3.2 hereto, each of which either has been duly and validly obtained on or prior to the date hereof and is now in full force and effect, or is designated on Schedule 3.2 as waived by the Majority Banks.

		Section 3.3	No Violation of Law or
Agreements.

			The execution and delivery by the Borrower of each Loan Document and performance by it hereunder and thereunder, will not violate any provision of law and will not, except as set forth on Schedule 3.2 hereto, conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

		Section 3.4	Due Execution, Validity,
Enforceability.

			This Agreement and each other Loan
Document has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding Obligation of the Borrower, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

		Section 3.5	Properties, Priority of Liens.

			All of the properties and assets owned by the Borrower and each Subsidiary are owned by each of them, respectively, free and clear of any Lien of any nature whatsoever, except as permitted by Section 7.2 hereof.

		Section 3.6	Judgments, Actions, Proceedings.

			Except as set forth on Schedule 3.6 hereto, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any Subsidiary, involving a claim either individually or in the aggregate in excess of $10,000,000.

		Section 3.7	No Defaults, Compliance With
Laws.

			Except as set forth on Schedule 3.7 hereto, neither the Borrower nor any Subsidiary is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default reasonably could be expected to have a material adverse effect on the consolidated financial position or condition of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower to perform its Obligations under the Loan Documents. In the Borrower's opinion, the Borrower and each Subsidiary has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign, including, without limitation, all applicable provisions of the Americans with Disabilities Act (42 U.S.C. 12101-12213) and the regulations issued thereunder and all applicable Environmental Laws and Regulations, non-compliance with which reasonably could be expected to have a material adverse effect on the consolidated financial position or condition of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower to perform its Obligations under the Loan Documents.

		Section 3.8	Burdensome Documents.

			Except as set forth on Schedule 3.8 hereto, neither the Borrower nor any of its Subsidiaries is a party to or bound by, nor are any of the properties or assets owned by the Borrower or any Subsidiary used in the conduct of their respective businesses affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment, including, without limitation, any of the foregoing relating to any Environmental Matter, that materially and adversely affects their respective businesses, assets or conditions, financial or otherwise.

		Section 3.9	Financial Statements

			Each of the Financial Statements is correct and complete and presents fairly the consolidated financial position of the Borrower and its Subsidiaries, and each other entity to which it relates, as at its date, and has been prepared in accordance with generally accepted accounting principles. In the Borrower's opinion, neither the Borrower nor any of the Subsidiaries, nor any other entity to which any of the Financial Statements relates, has any material obligation, liability or commitment, direct or contingent (including, without limitation, any Environmental Liability), that is not reflected in the Financial Statements. In the Borrower's opinion, there has been no material adverse change (excluding any material adverse change that may have been caused solely by any change of generally accepted accounting principles) in the consolidated financial position or condition of the Borrower and the Subsidiaries taken as a whole since the date of the latest balance sheet included in the Financial Statements (the "Latest Balance Sheet"). The Borrower's fiscal year is the twelve-month period ending on December 31 in each year.

		Section 3.10	Tax Returns.

			Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements: (i) there are no material federal, state or local tax liabilities of the Borrower or any Subsidiary due or to become due for any tax year ended on or prior to the date of the Latest Balance Sheet relating to such entity, whether incurred in respect of or measured by the income of such entity, that are not properly reflected in the Latest Balance Sheet relating to such entity, and (ii) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against any of the Borrower or any Subsidiary for past federal, state or local taxes, except those, if any, as to which the Borrower or the appropriate Subsidiary has contested in good faith and as to which proper reserves are reflected in the Financial Statements.

		Section 3.11	Regulation U.

			No part of the proceeds received by the
Borrower or any Subsidiary from the Loans will be used directly or indirectly for: (a) any purpose other than general corporate purposes or (b) the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness that was incurred for the purposes of purchasing or carrying, any "margin stock", as such term is defined in
221.3 of Regulation U of the Board of Governors of the Federal
Reserve System, 12 C.F.R., Chapter II, Part 221.

		Section 3.12	Full Disclosure.

			None of the Financial Statements, nor any certificate, opinion, or any other statement made or furnished in writing to the Agent or any Bank by or on behalf of the Borrower or any of the Subsidiaries in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading, as of the date such statement was made. To the best of the Borrower's knowledge, there is no fact known to the Borrower that has, or would in the now foreseeable future have, a material adverse effect on the consolidated financial position or condition of the Borrower and the Subsidiaries taken as a whole, which fact has not been set forth herein, in the Financial Statements or any certificate, opinion or other written statement so made or furnished to the Agent or the Banks.

		Section 3.13  Condition of Assets.

			All of the assets and properties of the
Borrower and the Subsidiaries, that are reasonably necessary for the operation of its business, are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used.

		Section 3.14	ERISA.

			(a)	Except as disclosed on Schedule
3.14 hereto, no Multiemployer Plan exists or has ever existed and neither the Borrower nor any ERISA Affiliate is a participating employer in any Employee Benefit Plan in which more than one employer makes contributions as described in Sections 4063 and 4064 of ERISA.

			(b)	Each Employee Benefit Plan
complies, in both form and operation in all material respects, with its terms, ERISA and the Code including, without limitation, Code
Section 4980B, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by the Borrower or ERISA Affiliate of any material liability, fine or penalty. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premiums which have become due which are unpaid. Neither the Borrower nor any ERISA Affiliate has engaged in any transaction which could subject it to liability under
Section 4069 or Section 4212(c) of ERISA.  Each Employee Benefit
Plan, related trust agreement, arrangement and commitment of the Borrower and each ERISA Affiliate is legally valid and binding in full force and effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. To the best of the knowledge of the Borrower after due inquiry, nothing has occurred or is expected to occur that would adversely affect the qualified status of the Employee Benefit Plan or any related trust subsequent to the issuance of such determination letter. No Employee Benefit Plan is being audited or investigated by any government agency or subject to any pending or threatened claim or suit.

			(c)	Each Pension Plan currently meets
and always has met the minimum funding standard of Section 302 of ERISA and Section 412 of the Code (without regard to any funding waiver). All contributions or payments due and owing as required by
Section 302 of ERISA, Section 412 of the Code or the terms of any Pension Plan have been made by the due date for such contributions or payments. With respect to each Pension Plan, the market value of assets (exclusive of any contribution due to the Pension Plan) equals or exceeds the present value of accrued benefit obligations as of the latest actuarial valuation date for such plan (which date is within the 12 months immediately preceding the date of this Agreement), determined in accordance with actuarial assumptions used by the Borrower's actuary and since its last valuation date, there have been no amendments to such plan that materially increased the present value of accrued benefits nor any other material adverse changes in the funding status of such plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Pension Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code.

			(d)	Neither the Borrower nor any
ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code. The execution, delivery and performance of the terms of any agreements that are related to this transaction will not constitute a prohibited transaction under the aforementioned sections.

			(e)	No Termination Event has
occurred or is reasonably expected to occur which would result in a liability to the Borrower or any ERISA Affiliate.

			(f)	To the best of the Borrower's
knowledge, neither the Borrower nor any ERISA Affiliate has within the last 5 years engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group.

Article 4.   Conditions to the Loans.

		Section 4.1	Conditions to Initial Loans.

			The obligation of each Bank to make the
initial Loan (including any Bid Loan) to be made by it hereunder shall be subject to the fulfillment (to the satisfaction of the Majority Banks) of the following conditions precedent:

			(a)	The Borrower shall have executed
and delivered to each Bank its Committed Loan Note.

			(b)  The Borrower shall have paid to the
Agent any Agency Fee at the time due and payable.

			(c)	Counsel to the Borrower shall have
delivered their opinion to the Agent in substantially the form of Exhibit E attached hereto.

			(d)	Counsel to the Agent shall have
delivered their opinion to the Agent in form and substance satisfactory to the Agent.

			(e)	The Agent shall have received
copies of the following:

				(i)  All of the consents, approvals
and waivers referred to on Schedule 3.2 hereto (except only those which, as stated on Schedule 3.2, shall not be delivered);

			  (ii)  The certificate of incorporation of the
Borrower, certified by the Secretary of State of its state of incorporation;

			  (iii)  The by-laws of the Borrower,
certified by its secretary;

			   (iv)  All corporate action taken by the
Borrower to authorize the execution, delivery and performance of each of the Loan Documents to which it is a party and the transactions contemplated thereby, certified by its secretary; and

			  (v)  An incumbency certificate (with
specimen signatures) with respect to the Borrower.

		Section 4.2	Conditions to All Loans.

			The obligation of each Bank to make each Loan (including a Bid Loan) shall be subject to the fulfillment (to the satisfaction of the Agent) of the following additional conditions precedent:

			(a)	If the Loan is a Committed Loan
the Agent shall have received a Borrowing Notice in accordance with
Section 2.1(a) hereof.

			(b)	If the Loan is a Bid Loan, the
Borrower shall have satisfied the requirements of Section 2.2 hereof.

			(c)	After giving effect to such Loan,
there shall exist no Default or Event of Default hereunder.

			(d)	The representations and warranties
contained in Article 3 hereof are true and correct with the same effect as though such representations and warranties were made on the date of such Loan.

			(e)	All legal matters incident to such
Loan shall be satisfactory to counsel for the Agent.

		Each Borrowing Notice with respect to each such Loan shall constitute a representation and warranty by the Borrower that the conditions contained in this Section 4.2 have been satisfied. Any Bank may require a duly completed Compliance Certificate in substantially the form of Exhibit B attached hereto as a condition to making a Loan.


Article 5.   Delivery of Financial Reports,
			   	   Documents and Other
Information.

		While the Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to any of the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other
Obligations arising hereunder, the Borrower shall deliver to each
Bank:

		Section 5.1	Annual Financial Statements.

			Annually, as soon as available, but in any event within ninety (90) days after the last day of each of its fiscal years, a consolidated balance sheet of the Borrower and the Subsidiaries as at such last day of the fiscal year, and consolidated statements of income and retained earnings and statements of cash flow, for such fiscal year, each prepared in accordance with generally accepted accounting principles consistently applied, in reasonable detail, and certified without qualification by Deloitte & Touche or another firm of independent certified public accountants satisfactory to the Agent.

		Section 5.2	Quarterly Financial Statements.

			As soon as available, but in any event
within forty-five (45) days after the end of the Borrower's first three fiscal quarterly periods, a consolidated balance sheet of the Borrower and the Subsidiaries as of the last day of such quarter and consolidated statements of income and retained earnings and statements of cash flow, for such quarter and for the portion of the fiscal year through such quarter, and on a comparative basis figures for the corresponding periods of the immediately preceding fiscal year, all in reasonable detail, each such statement to be certified in a certificate of the chief financial officer or treasurer of the Borrower as accurately presenting the financial position and the results of operations of the Borrower and the Subsidiaries as at its date and for such quarter and as having been prepared in accordance with generally accepted accounting principles consistently applied (subject to year-end audit adjustments).
		Section 5.3	Compliance Information.

			Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Notes and the other Loan Documents, as any Bank may reasonably request from time to time.

		Section 5.4	No Default Certificate.

			At the same time as it delivers the financial statements required under the provisions of Section 5.1 and 5.2 hereof, a certificate of the chief financial officer or treasurer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower or any of the Subsidiaries is a party or by which it is bound, or by which, to the best knowledge of the Borrower or any Subsidiary, any of its properties or assets, taken as a whole, may be materially affected, and no event which, with the giving of notice or the lapse of time, or both, would constitute such an Event of Default or default, exists, or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in
Section 6.8 hereof.


		Section 5.5	Copies of Documents.

			Promptly upon their becoming available,
copies of any: (i) registration statements and any amendments and supplements thereto, and any regular and periodic reports, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any or all of the functions of the said Commission; (ii) all reports, projections, notices (other than routine correspondence) and requests for waivers delivered by the Borrower or any of the Subsidiaries to any lending institution other than the Banks; and (iii) such other documents, instruments and agreements of or relating to the Borrower or any of the Subsidiaries as the Agent from time to time may reasonably request.
		Section 5.6	Notices of Defaults.

			Promptly, notice of the occurrence of any Default or Event of Default, or any event that would constitute or cause a material adverse change in the consolidated financial position or condition of the Borrower or any of the Subsidiaries taken as a whole.

		Section 5.7	ERISA Notices and Requests.

			The Borrower shall provide written notice by its chief financial officer or treasurer (or, in the case of an event involving an ERISA Affiliate, by an appropriate officer thereof) within fifteen (15) Business Days of the occurrence of any event which makes or would make any of the representations or warranties set forth under
Section 3.14 inaccurate or untrue, and which could result in the Cumulative ERISA Liability exceeding the aggregate sum of $5,000,000.

Article 6.   Affirmative Covenants.

		While the Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to any of the Banks or the Agent, and until payment in full of the Notes and full and complete performance of all of its other
Obligations arising hereunder, the Borrower shall and shall cause each Subsidiary to:

		Section 6.1	Books and Records.

			Keep proper books of record and accounts in the ordinary course of business in accordance with generally accepted accounting principles in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities.


		Section 6.2	Inspections and Audits.

			Permit the Agent to make or cause to be
made (and, after the occurrence of and during the continuance of an Event of Default, at the Borrower's expense), inspections and audits of any books, records and papers of the Borrower and each of the Subsidiaries and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower and the Subsidiaries, on reasonable notice, at all such reasonable times and as often as the Agent may reasonably require, in order to assure that the Borrower is and will be in compliance with its Obligations under the Loan Documents or to evaluate the Banks' investment in the then outstanding Notes.
		Section 6.3	Continuance of Business.

			Do, or cause to be done, all things
reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business, and continue to engage in the same line of business and comply in all material respects with all applicable laws, regulations and orders.

		Section 6.4	Copies of Corporate Documents.

			Subject to the prohibitions set forth in
Section 7.9 hereof, promptly deliver to the Agent copies of any amendments or modifications to its certificate of incorporation and by-laws, certified with respect to the certificate of incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary or assistant secretary of such corporation.

		Section 6.5	Perform Obligations.

			Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by generally accepted accounting principles then in effect, proper and adequate book reserves relating thereto are established by the Borrower, or, as the case may be, by the appropriate Subsidiary, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

		Section 6.6	Notice of Litigation.

			Promptly notify the Agent in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving amounts in excess of $10,000,000 affecting the Borrower or any Subsidiary whether or not fully covered by insurance, and regardless of the subject matter thereof (excluding, however, any actions relating to workers' compensation claims or negligence claims relating to use of motor vehicles, if fully covered by insurance, subject to deductibles).

		Section 6.7	Insurance.

			Maintain with responsible insurance
companies acceptable to the Agent such insurance on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses.

		Section 6.8	Financial Covenants.

			Have or maintain, on a consolidated basis:

			(a)	Net Worth not less than (i)
$67,000,000 on or prior to June 30, 1995, (ii) $75,000,000 on and after July 1, 1995 and on or prior to June 30, 1996, and (iii)
$85,000,000 thereafter;

			(b)	At all times Funded Debt to
Capitalization Ratio not greater than 0.60 to 1.0; and

			(c)	As of the end of each fiscal quarter
of the Borrower Fixed Charge Coverage Ratio not less than 1.25 to 1.0 for each such fiscal quarter ending on or prior to September 30, 1995, and 2.0 to 1.0 for each such fiscal quarter thereafter.

		Section 6.9	Notice of Certain Events.

			Promptly notify the Agent in writing of the occurrence of any Reportable Event, as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower or the ERISA Affiliate intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

		Section 6.10	Comply with ERISA.

			Materially comply with all applicable
provisions of ERISA and the Code now or hereafter in effect.

		Section 6.11	Environmental Compliance.

			Materially comply with all applicable
Environmental Regulations now or hereafter in effect.


Article 7.   Negative Covenants.

		While the Commitments are outstanding, and, in the event any Loan remains outstanding, so long as the Borrower is indebted to any of the Banks or the Agent and until payment in full of the Notes and full and complete performance of all of its other Obligations arising hereunder, the Borrower shall not and not permit any of its Subsidiaries to do, agree to do, or permit to be done, any of the following:

		Section 7.1	Indebtedness.

			Create, incur, permit to exist or have
outstanding any Funded Debt if, after giving effect thereto, the Borrower would not be in compliance with Section 6.8 hereto.

		Section 7.2	Liens.

			Create, or assume or permit to exist, any Lien on any of the properties or assets of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, except:

			(a)	Permitted Liens;

			(b)	Purchase money mortgages or
security interests, conditional sale arrangements and other similar security interests, on motor vehicles and equipment acquired by the Borrower or any Subsidiary (hereinafter referred to individually as a "Purchase Money Security Interest"); provided, however, that:

				(i)	The transaction in which
any Purchase Money Security Interest is proposed to be created is not then prohibited by this Agreement;

			    (ii)	Any Purchase Money Security
Interest shall attach only to the property or asset acquired in such transaction and shall not extend to or cover any other assets or properties of the Borrower or, as the case may be, a Subsidiary;

			   (iii)	The Indebtedness secured or
covered by any Purchase Money Security Interest shall not exceed the lesser of the cost or fair market value of the property or asset acquired and shall not be renewed, extended or prepaid from the proceeds of any borrowing by the Borrower or any Subsidiary; and

			  (iv)  The aggregate amount of all
Indebtedness secured by Purchase Money Security Interests (including any renewals or extensions thereof pursuant to subsection (c) of this
Section 7.2) on a consolidated basis for the Borrower and the Subsidiaries plus the aggregate amount of all Capitalized Lease Obligations shall not at any time exceed $25,000,000 outstanding;

			(c)	The renewal or extension of any
such Purchase Money Security Interests provided that the aggregate amount of all Indebtedness secured by Purchase Money Security
Interests (including any renewals or extensions thereof pursuant to this subsection (c)) on a consolidated basis for the Borrower and the Subsidiaries plus the aggregate amount of all Capitalized Lease
Obligations shall not at any time exceed $25,000,000 outstanding;

			(d)	The interests of the lessor under
any Capitalized Lease permitted hereunder provided the aggregate amount of all Capitalized Lease Obligations plus the aggregate amount of all Indebtedness secured by Purchase Money Security Interests (including any renewals or extensions thereof pursuant to subsection
(c) of this Section 7.2) on a consolidated basis for the Borrower and the Subsidiaries shall not at any time exceed $25,000,000 outstanding; and

			(e)	As set forth on Schedule 7.2
hereto.

		Section 7.3	Guaranties.

			Assume, endorse, be or become liable for, or guarantee, the obligations of any Person, except: (i) by the endorsement of negotiable instruments for deposit or collection in the ordinary course of business; (ii) the Borrower may guarantee the Funded Debt of any Subsidiary if, after giving effect thereto, the Borrower would continue to be in compliance with Section 6.8 hereto;
and (iii) as set forth on Schedule 7.3 hereto. For the purposes hereof, the term "guarantee" shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other Person, or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another Person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

		Section 7.4	Mergers, Acquisitions.

			(a)	Merge or consolidate with any
Person unless, (x) if the merger or consolidation involves the Borrower, the Borrower is the surviving entity, (y) if the merger or consolidation involves any Subsidiary (i) the Subsidiary merges or consolidates with the Borrower and the Borrower is the surviving entity, (ii) the Subsidiary merges or consolidates with any other
Subsidiary and the surviving entity remains a Subsidiary, (iii) the Subsidiary merges or consolidates with any other Person and the Subsidiary is the surviving entity, and (z) after giving effect thereto, no Default or Event of Default exists;

			(b)	Acquire all or substantially all of
the assets or capital stock of any Person unless, after giving effect thereto no Default or Event of Default exists.

		Section 7.5	Redemptions; Distributions.

			Pay any dividends or make any distribution of any kind or set aside any sum for such purpose, or make any sinking fund payments with respect to, any shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding (a "Declaration"), except that (i) the Borrower may declare or pay any dividend payable solely in shares of its common stock, and (ii) provided no Default or Event of Default at the time shall exist, the Borrower may make Declarations other than in shares of its common stock not in excess in the aggregate for any fiscal year of (a) during fiscal year 1994, $26,500,000, (b) during fiscal year 1995, $29,200,000, (c) during fiscal year 1996, $32,100,000 and (d) during that period of fiscal year 1997 ending on the Commitment
Termination Date, $16,500,000, provided that if the Borrower in any fiscal year does not pay or declare Declarations in the aggregate maximum amount permitted by clause (ii) for such fiscal year, Borrower shall be permitted to carry over such amounts to subsequent fiscal years.

		Section 7.6	Changes in Business.

			Make any material change in its business, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except in the ordinary course of business and for a fair consideration or dispose of any shares of stock or any Indebtedness, whether now owned or hereafter acquired, or discount, sell, pledge, hypothecate or otherwise dispose of accounts receivable; provided, however, the Borrower may permit for the purposes of administrative convenience the dissolution of any Subsidiary for which the aggregate net book value of such Subsidiary's assets does not exceed $18,000,000.

		Section 7.7	Investments.

			Make, or suffer to exist, any Investment in any Person, including, without limitation, any shareholder, director, officer or employee of the Borrower or any of the Subsidiaries, except:

			(a)	Investments in accordance with the
Borrower's investment policy guidelines from time to time in effect and approved by the Borrower's board of directors, which such guidelines shall have been furnished to and approved by the Agent.

			(b)	Investments that may be permitted
under Section 7.4 hereof.

			(c)	Investments by the Borrower in
any Subsidiary and by any Subsidiary in the Borrower or another
Subsidiary as in effect on the date hereof.

			(d)	Intercompany loans and advances
made in the ordinary course of business between and among the Borrower and the Subsidiaries.

			(e)	loans to members of the board of
directors or officers of the Borrower not to exceed in the aggregate for all such loans $5,000,000 provided that such loans are made on terms and conditions substantially as advantageous to the Borrower as would obtain in a comparable arm's length loan with a Person not a member of the board of directors or an officer of the Borrower.

		Section 7.8 	ERISA Obligations.

			(a)	Permit (i) the occurrence of any
Termination Event, (ii) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived, (iii) any ERISA Affiliate to engage in any prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code is imposed, (iv) the establishment or amendment of any Employee Benefit Plan (including without limitation any such plan providing post-retirement welfare benefits) which could result in additional liability to the Borrower of any ERISA Affiliate, or (v) the occurrence of any event requiring the Borrower to make contributions to any Multiemployer Plan; or

			(b)	Fail to make any contribution or
payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto, or fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof.

		Section 7.9	Amendments of Documents.

			Modify, amend or supplement or agree to
modify, amend or supplement, its certificate of incorporation or by-laws if any such modification, amendment, supplement or termination could reasonably be expected to have a material adverse effect on the consolidated financial condition of the Borrower and the Subsidiaries taken as a whole or conflict with the terms and provisions of the Loan Documents.

		Section 7.10	Transactions with Affiliates.

			Enter into any transaction with an Affiliate other than the Subsidiaries unless the transaction is in the ordinary course of business, and the monetary or business consideration arising therefrom would be substantially as advantageous to the Borrower or a Subsidiary as the monetary or business consideration that would obtain in a comparable arm's length transaction with a Person not an Affiliate.

		Section 7.11	Sale of Assets.

			Sell, lease, or otherwise dispose, outside of the ordinary course of the Borrower's or any Subsidiary's business, any asset or assets which in the aggregate for all such transactions have a net book value in excess of $18,000,000.

Article 8.   Events of Default.

		If any one or more of the following events ("Events of Default") shall occur and be continuing, the Commitments shall terminate and the entire unpaid balance of the principal of and interest on the Notes outstanding and all other Obligations and Indebtedness of the Borrower to the Banks and the Agent arising hereunder and under the other Loan Documents shall immediately become due and payable upon written notice to that effect given to the Borrower by the Agent (except that in the case of the occurrence of any Event of Default described in Section 8.6 no such notice shall be required), without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrower:

		Section 8.1	Payments.

			Failure to make any payment or mandatory prepayment of principal or interest upon any Loan or Note, to make any payment of any Fee or to make any payment of any other
Obligation arising under this Agreement as and when due; or

		Section 8.2	Certain Covenants.

			Failure to perform or observe any of the agreements of the Borrower or any Subsidiary contained in Section 6.8 or Article 7 hereof; or


		Section 8.3	Other Covenants.

			Failure by the Borrower to perform or
observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which it is a party, which shall remain unremedied for a period of 30 days after notice thereof shall have been given to the Borrower by the Agent; or

		Section 8.4	Other Defaults.

			(a)	Failure to perform or observe any
term, condition or covenant of any bond, note, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage, Capitalized Lease or similar instrument to which the Borrower or any Subsidiary is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform, the indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or

			(b)	Failure to pay any indebtedness for
borrowed money due at final maturity or pursuant to demand under any Debt Instrument or Capitalized Lease;

provided, however, that the provisions of this Section 8.4 shall not be applicable to any Debt Instrument relating to or evidencing
Indebtedness in a principal amount outstanding of less than $10,000,000; or

		Section 8.5	Representations and Warranties.

			Any representation or warranty made in
writing to the Banks or the Agent in any of the Loan Documents or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered; or

		Section 8.6	Bankruptcy.

			(a)	The Borrower or any Subsidiary
shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution (other than any dissolution permitted by Section 7.6 hereof) or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or the Borrower or any Subsidiary shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced, against it, that remains undismissed for a period of sixty (60) days or more; or any order for relief shall be entered in any such proceeding; or the Borrower or any Subsidiary by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of sixty (60) days or more; or

			(b)	The Borrower or any material
Subsidiary shall generally not pay its debts as such debts become due;
or

			(c)	The Borrower or any material
Subsidiary shall have concealed, removed, or permitted to be concealed or removed, any part of its or their property, with intent to hinder, delay or defraud its or their creditors or any of them or made or suffered a transfer of any of its or their property that may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its or their property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its or their property through legal proceedings or distraint that is not vacated within thirty (30) days from the date thereof; or

		Section 8.7	Judgments.

			Any judgment against the Borrower or any Subsidiary or any attachment, levy or execution against any of its properties for any amount in excess of $10,000,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) days or more.


Article 9.   The Agent.

		Section 9.1	Appointment, Powers and
Immunities.

			Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the Loan Documents with such powers as are specifically delegated to the Agent by the terms of this Agreement and the Loan Documents together with such other powers as are reasonably incidental thereto. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents and shall not be a trustee for any Bank. The Agent shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or the other Loan Documents in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or the other Loan Documents, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its Obligations hereunder or under the other Loan Documents. The Agent may employ agents and attorneys-in-fact and shall not be answerable, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or the other Loan
Documents or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

		Section 9.2	Reliance by Agent.

			The Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or the other Loan Documents, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder, under the other
Loan Documents in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

		Section 9.3	Events of Default.

			The Agent shall not be deemed to have
knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give notice thereof to the Banks (and shall give each Bank notice of each such non-payment). The Agent shall (subject to Section 9.7 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Majority Banks.

		Section 9.4	Rights as a Bank.

			With respect to its Commitment and the
Loans made by it, the Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower or its Affiliates, as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower or its Affiliates, for services in connection with this Agreement or any of the other Loan Documents or otherwise without having to account for the same to the Banks.

		Section 9.5	Indemnification.

			The Banks shall indemnify the Agent (to
the extent not reimbursed by the Borrower under Sections 10.1 and
10.2 hereof), ratably in accordance with the aggregate principal amount of the Loans made by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated by or referred to herein or therein or the transactions contemplated hereby and thereby (including, without limitation, the costs and expenses that the Borrower is obligated to pay under Sections 10.1 and 10.2 hereof, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or under the other Loan Documents) or the enforcement of any of the terms hereof or of the other Loan Documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the party to be indemnified.

		Section 9.6	Non-Reliance on Agent and other
Banks.

			Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other
Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower, that may come into the possession of the Agent or any of its Affiliates.

		Section 9.7	Failure to Act.

			Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder or thereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

		Section 9.8	Resignation or Removal of Agent.

			Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving not less than 10 days' prior written notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, after consultation with the Borrower, appoint a successor Agent which shall be one of the Banks. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

		Section 9.9	Sharing of Payments.

			In the event that any Bank shall obtain
payment in respect of a Note, or interest thereon, whether voluntarily or involuntarily, and whether through the exercise of a right of banker's lien, set-off or counterclaim against the Borrower or otherwise, in a greater proportion than any such payment obtained by any other Bank in respect of the corresponding Note held by it, then the Bank so receiving such greater proportionate payment shall purchase for cash from the other Bank or Banks such portion of each such other Bank's or Banks' Loan as shall be necessary to cause such Bank receiving the proportionate overpayment to share the excess payment with each Bank; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from the Bank that received the proportionate overpayment, such purchase of Loans or payment of benefits, as the case may be, shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.


Article 10.   Miscellaneous Provisions.

		Section 10.1	Fees and Expenses; Indemnity.

			The Borrower will promptly pay all costs of the Agent in preparing the Loan Documents and all costs and expenses of the issue of the Notes and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, and the reasonable fees and expenses and disbursements of counsel to the Agent in connection with the preparation, execution and delivery, administration, interpretation and enforcement of this Agreement, the other Loan Documents and all other agreements, instruments and documents relating to this transaction, the consummation of the transactions contemplated by all such documents, the preservation of all rights of the Banks and the Agent, the negotiation, preparation, execution and delivery of any amendment, modification or supplement of or to, or any consent or waiver under, any such document (or any such instrument that is proposed but not executed and delivered) and with any claim or action threatened, made or brought against any of the Banks or the Agent arising out of or relating to any extent to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. In addition, the Borrower will promptly pay all costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) suffered or incurred by each Bank in connection with its enforcement of the payment of the Notes held by it or any other sum due to it under this Agreement or any of the other Loan Documents or any of its other rights hereunder or thereunder. In addition to the foregoing, the Borrower shall indemnify each Bank and the Agent and each of their respective directors, officers, employees, attorneys, agents and Affiliates against, and hold each of them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by any of them arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered or incurred by any Bank or the Agent or any of their respective directors, officers, employees, attorneys, agents or Affiliates arising out of or related to any Environmental Matter, Environmental Liability or Environmental Proceeding, or in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, that is alleged to arise out of or is based upon: (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its Subsidiaries in any document or schedule filed with the Securities and Exchange Commission or any other governmental body; (ii) any omission or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; (iii) any acts, practices or omission or alleged acts, practices or omissions of the Borrower or its agents related to the making of any acquisition, purchase of shares or assets pursuant thereto, financing of such purchases or the consummation of any other transactions contemplated by any such acquisitions that are alleged to be in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable to the making of any such acquisition, the purchase of shares or assets pursuant thereto, the financing of such purchases or the consummation of the other transactions contemplated by any such acquisition; or (iv) any withdrawals, termination or cancellation of any such proposed acquisition for any reason whatsoever. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Agent and the Banks hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement. Notwithstanding anything in this Section 10.1 to the contrary, the Borrower shall have no obligation to indemnify or hold harmless any Person for any loss, liabilities, damages, claims, costs or expenses resulting from such Person's gross negligence or willful misconduct.

		Section 10.2	Remedies for Cumulative ERISA
Liabilities.

			It is agreed that notwithstanding any other provision of this Agreement to the contrary, the Bank(s) shall not be entitled to assert any claim of (a) breach of any representation or warranty under Section 3.14, (b) violation of any covenant under Sections 6.10 or 7.8, or (c) occurrence of any Event of Default under
Section 8.2, 8.3 or 8.5 (solely to the extent they relate to Borrower's representations or covenants under Sections 3.14, 6.10 or 7.8), until such time as the Cumulative ERISA Liability exceeds the aggregate sum of $5,000,000.

		Section 10.3	Taxes.

			If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any Federal, state or local tax is payable in respect of the issuance of any Note, or in connection with the filing or recording of any assignments, mortgages, financing statements, or other documents (whether measured by the amount of Indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Banks and the Agent against and save each of them harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against any Bank or any other holder of a Note, such Bank, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower.
Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 10.3 shall survive payment of the Notes and the termination of this Agreement.

		Section 10.4	Payments.

			As set forth in Article 2 hereof, all
payments by the Borrower on account of principal, interest, fees and other charges (including any indemnities) shall be made to the Agent (except that all payments of principal and interest on Bid Loans shall be made to the applicable Bank(s) at its (their) Applicable Lending Office(s)) at the Principal Office of the Agent, in lawful money of the United States of America in immediately available funds, by wire transfer or otherwise, not later than 1:00 P.M. New York City time on the date such payment is due. Any such payment made on such date but after such time shall, if the amount paid bears interest, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding
Business Day and such extension shall be included in computing interest in connection with such payment. All payments hereunder and under the Notes shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Notes (after withholding for or on account of:
(i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Bank to which any such payment is due pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of such Bank payable by such Bank with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Notes). Upon payment in full of any Note, the Bank holding such Note shall mark the Note "Paid" and return it to the Borrower.

		Section 10.5	Survival of Agreements and
					Representations;
Construction.

			All agreements, representations and
warranties made herein shall survive the delivery of this Agreement and the Notes. The headings used in this Agreement and the table of contents are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of the masculine gender or of singular or plural terms shall be deemed to include uses of the feminine or neuter gender, or plural or singular terms, as the context may require.

		Section 10.6	Set-off of Deposits.

			Any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to any Bank or the Agent from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, may at any time after the occurrence and during the continuance of any Event of Default be set-off, appropriated and applied by any Bank or the Agent against any of the Obligations, whether or not any of such Obligations is then due or is secured by any collateral, or, if it is so secured, whether or not the collateral held by the Agent is considered to be adequate.

		Section 10.7	Modifications, Consents and
					Waivers; Entire
Agreement.

			No modification, amendment or waiver of
any provision of this Agreement, any Notes or any of the other Loan Documents and all other agreements, instruments and documents delivered pursuant hereto or thereto, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Agent and the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless signed by the Borrower, the Agent and all the Banks (a) waive any of the conditions to the making of Loans specified in Section 4.1 or 4.2,
(b) increase the amounts of or extend the terms of the Commitments or subject the Banks to any additional obligations, (c) reduce the principal of, or interest on, the Committed Loan Notes or any fees or other amounts payable hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Committed Loan Notes or any fees or other amounts payable hereunder, (e) change the percentages which shall be required for the Banks or any of them to take any action hereunder or (f) amend this Section 10.7. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents embody the entire agreement and understanding among the Banks, the Agent and the Borrower and supersede all prior agreements and understandings relating to the subject matter hereof.

		Section 10.8	Remedies Cumulative.

			Each and every right granted to the Agent and the Banks hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Agent or any Bank or the holder of any Note to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the Obligations shall be without regard to any counterclaim, right of offset or any other claim whatsoever that the Borrower may have against any Bank or the Agent and without regard to any other obligation of any nature whatsoever that any Bank or the Agent may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by any Bank or the Agent for payment or performance of the Obligations.

		Section 10.9	Further Assurances.

			At any time and from time to time, upon the request of the Agent, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Agent may reasonably request in order to fully effect the purposes of this Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loans.

		Section 10.10	Notices.

			All notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail) or telegram or facsimile, addressed as follows:


			(a)	If to the Borrower:

				Commerce Clearing House, Inc.
				2700 Lake Cook Road
				Riverwoods, Illinois  60015
				Attention:  Treasurer
				Telecopier No.: (708) 267-2520

			(b)	If to any Bank:

				To its address set forth below its
				name on the signature pages
hereof,
				with a copy to the Agent; and

			(c)	If to the Agent:

				National Westminster Bank PLC,
as Agent
				175 Water Street
				New York, New York 10038
				Attention:  Doug Burnett
				Telecopier No.: (212) 602-4046

				and to:
				National Westminster Bank PLC,
as Agent
				33 N. Dearborn Street
				Chicago, Illinois  60602
				Attention:  David Hannah
				Telecopier No.: (312) 621-1564

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is telecopied to such party at the telecopier number specified above or delivered by hand or such commercial messenger service to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, or in the case of telegraphic notice, when delivered to the telegraph company, addressed as aforesaid. Any party may change the person, address or telecopier number to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.
		Section 10.11	Counterparts.

			This Agreement may be signed in any
number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

		Section 10.12	Severability.

			The provisions of this Agreement are
severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse non-compliance by the Borrower with any other. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

		Section 10.13	Binding Effect; No Assignment
					or Delegation by
Borrower.

			This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and the Agent and their respective successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Agent and each Bank, and any purported assignment or delegation without such consent shall be void.

		Section 10.14	Assignments and Participations by
Banks.

			(a)	Each Bank may assign to one or
more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note or Notes held by it); provided, however, that: (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Bank's rights and obligations under this Agreement, (ii) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $9,000,000 and shall be an integral multiple of $1,000,000, (iii) each such assignment shall be to an Eligible
Assignee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the execution thereof: (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning
Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

			(b)	By executing and delivering an
Assignment and Acceptance, the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, provided, however, that nothing herein shall require the Borrower or any Subsidiary to provide any documents or information other than as expressly required under the terms of this Agreement; (iv) such assignee will, independently and without reliance upon the Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

			(c)	Upon its receipt of an Assignment
and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, and payment of a $2,500 fee to the Agent for processing such assignment (which fee shall be the sole responsibility of the assigning Bank or its assignee), the Agent shall:
(i) accept such Assignment and Acceptance, and (ii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Bank has retained a Commitment hereunder, a new Note to the order of the assigning Bank in an amount equal to the Commitment retained by it hereunder. Such new
Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

			(d)	Each Bank may sell participations
to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it, and the Note held by it; provided, however, that: (i) such Bank's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall not grant the purchaser of any such participation, vis-a-vis such Bank, any right to consent to any amendments, waivers or other modifications of the Loan Documents except any such amendment, waiver or other modification that would reduce the principal amount of any Loan payable hereunder, reduce the amount of any interest payable hereunder or extend the Commitment Termination Date, and (iv) such Bank shall remain the holder of any such Note for all purposes of this Agreement, and the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement.

			(e)	Any Bank may, in connection with
any assignment or participation or proposed assignment or participation pursuant to this Section 10.14, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Bank by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to the Borrower received by it from such Bank.

		Section 10.15  Confidentiality.

			The Borrower, the Subsidiaries, the Agent and the Banks shall keep confidential and shall not disclose to any person or entity the terms of the Loan Documents and all negotiations and documentation relating thereto (collectively, the "Confidential Information"), except (i) as may be permitted in a written waiver signed by the Borrower, (ii) pursuant to an order of any court of competent jurisdiction issued in writing to such party, (iii) to the extent specifically required by law or regulation, (iv) if the Confidential Information has been made publicly available by a person or entity other than such party without contravening any confidentiality obligation of such person or entity, (v) to any affiliate, director, officer, employee, agent, counsel, auditor or advisor to such party, or (vi) to any prospective (a) commercial bank or other financial institution to which a Bank may wish to assign or sell all or a portion of its rights under this Agreement pursuant to Section 10.14 hereof, and (b) New Bank which may assume the Commitments of a Replaceable Bank pursuant to Section 2.20 hereof; provided, however, that any party supplying Confidential Information (x) to any party referenced in clause (vi) hereof shall cause such party to make the same undertaking of confidentiality and non-disclosure in writing as set forth in this section prior to any disclosure hereunder to such party and (y) to any party referenced in clause (v) hereof shall be responsible for the compliance by such party with the terms of this section as though such party were party hereto.

		Section 10.16    GOVERNING LAW; CONSENT
TO JURIS-
					  DICTION; WAIVER OF
TRIAL BY JURY.

			(a)	THIS AGREEMENT, THE
OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS
AND INSTRUMENTS EXECUTED AND DELIVERED IN
CONNECTION HEREWITH AND THEREWITH, SHALL BE
GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW
YORK WITHOUT REGARD TO ITS RULES PERTAINING TO
CONFLICTS OF LAWS.

			(b)	THE BORROWER
IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR
PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN
ANY MANNER RELATING TO THIS AGREEMENT, AND EACH
OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY COURT
OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR
IN THE UNITED STATES DISTRICT COURT FOR THE
SOUTHERN DISTRICT OF NEW YORK.  THE BORROWER, BY
THE EXECUTION AND DELIVERY OF THIS AGREEMENT,
EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO
THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN
ANY SUCH ACTION OR PROCEEDING.  THE BORROWER
FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF
ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS
RELATING TO ANY SUCH ACTION OR PROCEEDING BY
DELIVERY THEREOF TO  IT BY HAND OR BY MAIL IN THE
MANNER PROVIDED FOR IN SECTION 10.10 HEREOF.  THE
BORROWER HEREBY EXPRESSLY AND IRREVOCABLY
WAIVES ANY  CLAIM OR DEFENSE IN ANY SUCH ACTION OR
PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL
JURISDICTION, IMPROPER VENUE OR FORUM NON
CONVENIENS OR ANY SIMILAR BASIS.  THE BORROWER
SHALL NOT BE ENTITLED IN ANY SUCH ACTION OR
PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR
ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN
THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO
GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW
YORK.  NOTHING IN THIS SECTION 10.16 SHALL AFFECT OR
IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF
ANY BANK TO COMMENCE LEGAL PROCEEDINGS OR
OTHERWISE PROCEED AGAINST THE BORROWER IN ANY
JURISDICTION OR TO SERVE PROCESS IN ANY MANNER
PERMITTED BY LAW.

			(c)	EACH OF THE BORROWER,
THE BANKS AND THE AGENT WAIVES TRIAL BY JURY IN
ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN
CONNECTION WITH, OR ARISING OUT OF, THIS
AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, OR
ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT
TO THIS AGREEMENT, OR THE VALIDITY, PROTECTION,
INTERPRETATION, COLLECTION OR ENFORCEMENT
THEREOF.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.


						COMMERCE
CLEARING HOUSE, INC.
						the Borrower


	By:________________________________
						   Oakleigh
Thorne
						   Member of
Executive Committee


						By:

						   John I.
Abernethy
						   Chief Financial
Officer



	By:________________________________
						   Kenneth J.
Ashley
						   Treasurer

Commitment:

$15,000,000				NATIONAL
WESTMINSTER BANK PLC,
						  as Agent and as
a Bank



	By_______________________________
							David
H. Hannah
							Vice
President

						Lending Office
for Prime Rate
						Loans and CD
Loans:

						175 Water Street
						New York, New
York  10038

						Attention:  Doug
Burnett



						Lending Office
for Eurocurrency
						Loans:

						175 Water Street
						New York, New
York  10038

						Attention:  Doug
Burnett



						Address for
Notices:

						National
Westminster Bank PLC
						175 Water Street
						New York, New
York  10038

						Attention:  Doug
Burnett


						Telex:  232369
						Answer-Back
Code:  NBNA UR
						Telecopier:
(212) 602-4169


	-and-

						National
Westminster Bank PLC
						33 N. Dearborn
Street
						Chicago, Illinois
 60602

						Attention:  David
Hannah
						Telecopier:
(312) 621-1564

Commitment:

$9,000,000				MELLON BANK, N.A.



	By_______________________________
							Blake
McKim
							Vice
President


						Lending Office
for Prime Rate
						Loans:

						Mellon Bank,
N.A.
						Three Mellon
Bank Center
						Room 2302
						Pittsburgh,
Pennsylvania  15269


						Lending Office
for CD Loans
						and
Eurocurrency Loans:

						Mellon Bank,
N.A.
						Three Mellon
Bank Center
						Room 2302
						Pittsburgh,
Pennsylvania  15269


						Attention:  Sue
Cooke


						Address for
Notices:

						Mellon Bank,
N.A.
						Three Mellon
Bank Center
						Room 2302
						Pittsburgh,
Pennsylvania  15269


						Attention:  Sue
Cooke


						Telex No.:
199103 or 812367
						Answer-Back
Code:  MELBNK
						Telecopier:
(412) 234-5049
							     or
(412) 236-2027
							     or
(412) 236-2028

Commitment:

$9,000,000				NBD BANK, N.A.



	By_______________________________
							Jenny
Gilpin
							Second
Vice President

						Lending Office
for Prime Rate
						Loans:

						NBD Bank, N.A.
						611 Woodward
Ave.
						Detroit,
Michigan  48226


						Lending Office
for CD Loans
						and
Eurocurrency Loans:

						NBD Bank, N.A.
						611 Woodward
Ave.
						Detroit,
Michigan  48226

						Attention:
Sharon Popp


						Address for
Notices:

						NBD Bank, N.A.
						611 Woodward
Ave.
						Detroit,
Michigan  48226

						Attention:
Sharon Popp


						Telex No.:  NA
						Answer-Back
Code:  NA
						Telecopier:
(313) 225-3269






Commitment:

$9,000,000				HARRIS TRUST AND
SAVINGS BANK



	By_______________________________
							David
R. Casper
							Senior
Vice President


						Lending Office
for Prime Rate
						Loans:

						Harris Trust and
Savings Bank
						111 West
Monroe
						P.O. Box 755
						Chicago, Illinois
 60690-0755


						Lending Office
for CD Loans
						and
Eurocurrency Loans:

						Harris Trust and
Savings Bank
						111 West
Monroe
						P.O. Box 755
						Chicago, Illinois
 60690-0755


						Attention:
Christine M. Chayka


						Address for
Notices:

						Harris Trust and
Savings Bank
						111 West
Monroe
						P.O. Box 755
						Chicago, Illinois
 60690-0755

						Attention:
Christine M. Chayka

						Telex No.:  NA
						Answer-Back
Code:  NA
						Telecopier:
(312) 461-2591



Commitment:

$9,000,000				THE NORTHERN
TRUST COMPANY



	By_______________________________
							John J.
Conway
							Vice
President


						Lending Office
for Prime Rate
						Loans:

						Chicago
Division, B-11
						The Northern
Trust Company
						50 South LaSalle
Street
						Chicago, Illinois
 60675


						Lending Office
for CD Loans
						and
Eurocurrency Loans:

						Chicago
Division, B-11
						The Northern
Trust Company
						50 South LaSalle
Street
						Chicago, Illinois
 60675

						Attention:
Stephanie Taylor


						Address for
Notices:

						Chicago
Division, B-11
						The Northern
Trust Company
						50 South LaSalle
Street
						Chicago, Illinois
 60675


						Attention:
Stephanie Taylor


						Telex No.:  NA
						Answer-Back
Code:  NA
						Telecopier:
(312) 630-1566



Commitment:

$9,000,000				CONTINENTAL BANK



	By_______________________________

						Its:



						Lending Office
for Prime Rate
						Loans:

						Continental Bank
						231 S. LaSalle
Street
						Chicago, IL
60693


						Lending Office
for CD Loans
						and
Eurocurrency Loans:

						Continental Bank
						231 S. LaSalle
Street
						Chicago, IL
60693

						Attention:
Richard Dominquez


						Address for
Notices:

						Continental Bank
						2850 W. Golf
Road
						Rolling
Meadows, Illinois  60008

						Attention:
Edmund H. Lester


						Telex No.:  NA
						Answer-Back
Code:  NA
						Telecopier:
(708) 952-1136






	EXHIBITS AND SCHEDULES TO
	REVOLVING CREDIT AGREEMENT
	BY AND BETWEEN
	COMMERCE CLEARING HOUSE, INC.,
	THE BANK SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC


EXHIBITS

A	 	Form of Assignment and Acceptance

B		Form of Compliance Certificate

C		Form of Acceptance of Bid with Respect to Bid
Loans

D1		Form of Committed Loan Note

D2		Form of Bid Loan Note

E		Form of Borrower's Counsel's Opinion Letter


SCHEDULES

3.1		Options Relating to the Purchase of the Capital
Stock or Other Equity Interests of the Borrower or the Subsidiaries

3.2		Consents, Waivers, Approvals; Violation of
Agreements

3.6		Judgments, Actions, Proceedings

3.7		Defaults; Compliance with Laws, Regulations,
Agreements

3.8		Burdensome Documents

3.14		Pension Plans

7.2		Permitted Security Interests, Liens and
Encumbrances

7.3		Permitted Guaranties




	EXHIBIT A
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,

	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	FORM OF ASSIGNMENT AND ACCEPTANCE


	Dated ___________

		Reference is hereby made to the Revolving Credit Agreement dated ___________________ (the "Loan Agreement") by and among Commerce Clearing House, Inc., a Delaware corporation
(the "Borrower"), the Banks signatory thereto (collectively, the "Banks") and National Westminster Bank PLC in its capacity as agent for the Banks (in such capacity, the "Agent"). Capitalized terms used herein that are defined in the Loan Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

		_______________________________, a
__________________ (the "Assignor") and
_______________________________________, a
________________,  (the "Assignee") agree as follows:

		1.	The Assignor hereby sells and assigns to the
Assignee, and the Assignee hereby purchases and assumes from the Assignor, a __ % interest in and to all of the Assignor's rights and obligations under the Loan Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Assignor's Commitment as in effect on the Effective Date, and the Loans owing to the Assignor on the Effective Date, and the Note(s) held by the Assignor).

		2.	The Assignor:  (i) represents and warrants
that as of the date hereof its Commitment (without giving effect to assignments thereof that have not yet become effective) is $9,000,000 and the aggregate outstanding principal amount of Loans owing to it (without giving effect to assignments thereof that have not yet become effective) is $__________; (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder, and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; and (v) attaches the Note(s) referred to in paragraph 1 above and requests that the Agent exchange such Note(s) for new Note(s) as follows: [a Revolving Note dated the Effective Date in the principal amount of $________ payable to the order of the Assignee and a Revolving Note dated the Effective Date in the principal amount of $________ payable to the order of the Assignor.]

		3.	The Assignee:  (i) confirms that it has
received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;
(iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as its agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank;
and (vi) specifies as its addresses for Prime Rate Loans, Eurocurrency Loans and CD Loans (and address for notices) the offices set forth beneath its name on the signature pages hereof.

		4.	The effective date for this Assignment and
Acceptance shall be ________________ (the "Effective Date").
Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by the Agent.

		5.	Upon such acceptance, as of the Effective
Date: (i) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan
Agreement.

		6.	Upon such acceptance, from and after the
Effective Date, the Agent shall make all payments under the Loan Agreement and the Note(s) in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement and the Note(s) for periods prior to the Effective Date directly between themselves.

		7.	This Assignment and Acceptance shall be
governed by, and construed in accordance with, the laws of the State of New York.

						[NAME OF
ASSIGNOR]



	By_________________________________

	               Title

						[NAME OF
ASSIGNEE]



	By_________________________________
                                                            Title

						Lending Office
for Prime Rate
Loans:



						Lending Office
for Eurocurrency
 Loans and CD Loans:

						Attention:


						Address for
Notices:


						Attention:


						Telephone No.:


						Telex No.:

Accepted this ___ day

of ______________, 199_


NATIONAL WESTMINSTER BANK PLC,
   as Agent


By___________________________
				    Title


	EXHIBIT B
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	FORM OF COMPLIANCE CERTIFICATE



To:	The Banks Party to the Revolving
	Credit Agreement Described Below


		This Compliance Certificate is furnished pursuant to that certain Revolving Credit Agreement dated as of July 1, 1994 (the "Agreement") among the Borrower, the Banks party thereto and National Westminster Bank PLC, as Agent for the Banks. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement. Section references in this Compliance Certificate are to the respective sections in the Agreement.

		THE UNDERSIGNED HEREBY CERTIFIES
THAT:

	I am the duly elected                      of the Borrower, and I am
duly authorized to execute and deliver this Compliance Certificate.

	I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached Financial Statements and as of the date hereof.

	The examinations described in paragraph 2 did not disclose, and to the best of my knowledge I have no knowledge of, the existence of any condition or event which constitutes a Default or an Event of Default during or at the end of the accounting period covered by the attached Financial Statements or as of the date of this Certificate after giving effect to any Loan made contemporaneously herewith, except as set forth below;

	To the best of my knowledge, the representations and warranties contained in Article 3 of the Agreement are true and correct as of the date hereof; and

	Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct in all respects.


		Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event: (Attach an additional page(s) if necessary).

		The foregoing certifications, together with the
computations set forth in Schedule I hereto and the financial statements delivered with this Certificate in support hereof, are made
and delivered this      day of           , 19  .

						COMMERCE
CLEARING HOUSE, INC.



						By:

						Title:




	SCHEDULE I	Page 1 of 3 Pages

	COMMERCE CLEARING CORPORATION, INC.
	COVENANT COMPLIANCE REPORT
	AS OF

	NET WORTH
			$
	-Section 6.8(a) (not less than (i) $67,000,000
	on or prior to June 30, 1995, (ii) $75,000,000
	on and after July 1, 1995 and on or prior to
	June 30, 1996, and (iii) $85,000,000 thereafter)	$
B(1)	FUNDED DEBT (as of the date hereof)

	(a)	indebtedness for Borrowed Money
	$
	(b)	Capitalized Lease Obligations
	$

	Funded Debt (sum of (a) and (b))
	$

B(2)	FUNDED DEBT TO CAPITALIZATION RATIO
	(as of the date hereof)

	(c)	Numerator:  Funded Debt
	$
	(d)	Denominator:  Net Worth Plus Funded Debt	$

	Funded Debt to Capitalization Ratio
	((c) divided by (d))
	$
	-Section 6.8(b)
	 .6:1.0

C.	FIXED CHARGE COVERAGE RATIO
	(as of the Latest Balance Sheet)

	(e)	Net income for the most recent consecutive
		four fiscal quarters*/
	$

	(f)	Interest expense for the most recent
		consecutive four fiscal quarters*/
	$

	(g)	Tax expense for the most recent consecutive
		four fiscal quarters*/
	$

	(h)	Lease expense for the most recent
		consecutive four fiscal quarters*/
	$

	(i)	Numerator (sum of (e), (f), (g) and (h))	$
	(j)	Denominator (sum of (f) and (h))
	$


	Page 2 of 3
	COMMERCE CLEARING CORPORATION, INC.
	COVENANT COMPLIANCE REPORT
	AS OF

Fixed Charge Coverage Ratio

	((i) divided by (j))
	$
	-Section 6.8(c)
	  1.25X or

			  greater


E.	LIENS

	(k)	Indebtedness secured by Purchase Money
		Security Interests
	$

	(l)	Indebtedness secured by renewals or
		extensions of Purchase Money Security
		Interests
		$

	(m)	Capitalized Lease Obligations
	$

			Total
		$

	The Aggregate of 7.2(b)(iv),(C), (d)
	may not exceed
		$25,000,000

F.	SALES OF ASSETS

	Aggregate net book value of any assets of the Borrower or any Subsidiary sold, leased or disposed of outside of the ordinary course of business of the Borrower or the Subsidiaries since July 1, 1994
		$

	-Section 7.11 may not exceed
	$18,000,000

G.	DECLARATIONS

	Declarations paid to date in fiscal year     	$
	Not to exceed:

		   For Fiscal Year
	 The Sum of
			1994
			$26,500,000
			1995
			 29,200,000
			1996
			 32,200,000
That period of
fiscal year	1997	ending on the Commitment
				Termination Date
		 16,500,000



	Page 3 of 3

	COMMERCE CLEARING CORPORATION, INC.
	COVENANT COMPLIANCE REPORT
	AS OF



The foregoing financial data and computations are true, complete and correct in all respects.

						COMMERCE
CLEARING HOUSE, INC.



						By:

						Title:

						Date:




















	Date:

EXHIBIT C
TO REVOLVING CREDIT AGREEMENT
BY AND AMONG

COMMERCE CLEARING HOUSE, INC.,
THE BANKS SIGNATORY HERETO
AND
NATIONAL WESTMINSTER BANK PLC, AS AGENT


	FORM OF ACCEPTANCE OF BID WITH RESPECT TO
BID LOANS


	[COMMERCE CLEARING HOUSE, INC. LETTERHEAD]







		Re:  Notice of Acceptance of Bid Responsive
			to Bid Loan Borrowing Request

Ladies and Gentlemen:

		Reference is made to that certain Revolving Credit Agreement dated July 1, 1994 by and among Commerce Clearing
House, Inc., as Borrower thereunder, the Banks signatory thereto and National Westminster Bank PLC, as Agent for the Banks (the
"Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

		Pursuant to Section 2.2(a) of the Agreement, the
Borrower made a Bid Loan Request on               , 199  .

		Pursuant to Section 2.2(b) of the Agreement, you made a Bid responsive to the Bid Loan Request.

		The Borrower hereby provides you with written notice of acceptance of your Bid pursuant to Section 2.2(d) of the Agreement as follows:

		1.	Bid Loan Borrowing Date:

		2.	Principal Dollar Amount of Bid Loan to be
made (or, already made) by you on the Bid Loan Borrowing Date:


Permitted CurrencyDollar AmountInterest RateInterest PeriodDollars
                                            Australian dollars
                              Pounds Sterling
                         Canadian dollars
                                Total Dollar Amount		This Notice
constitutes a representation and warranty by the Borrower that the conditions contained in Section 4.2 of the Agreement have been satisfied as of the Bid Loan Borrowing Date and the date hereof.

						The "Borrower":

						COMMERCE
CLEARING HOUSE, INC.




						By:

						Print Name:

						Title:








	EXHIBIT D1
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	FORM OF COMMITTED LOAN NOTE

	COMMITTED LOAN NOTE


						Dated:  July 1,
1994


		FOR VALUE RECEIVED, the undersigned,
COMMERCE CLEARING HOUSE, INC. (the "Borrower"), HEREBY
PROMISES TO PAY to the order of
______________________________ (the "Bank") the aggregate
unpaid principal amount of the Committed Loans made by the Bank to the Borrower from time to time pursuant to Section 2.1 of the Agreement (as hereinafter defined); payable pursuant to the terms and conditions of the Agreement but in no event not later than the Commitment Termination Date together, in each case, with interest on any and all principal amounts of the Committed Loans remaining unpaid hereunder from time to time outstanding. Interest upon the unpaid principal amount of the Committed Loans shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in the applicable currency determined in accordance with the Agreement to National Westminster Bank PLC, as Agent (the "Agent") on behalf of the Bank, at its office determined in accordance with the Agreement in immediately available funds. The Committed Loans made by the Bank to the Borrower pursuant to the Agreement and all payments on account of principal of the Committed Loans shall be recorded by the Bank and, prior to any transfer thereof, endorsed on Schedule A attached hereto which is part of this Committed Loan Note or otherwise in accordance with its usual practices and such notations shall be conclusively presumed to be accurate absent manifest error; provided, however, that the failure to so record shall not affect the Borrower's obligations under this Committed Loan Note.

		This Committed Loan Note is a Note referred to in, and is entitled to the benefits of, the Agreement dated as of July 1, 1994 by and among the Borrower, the Banks signatory thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.
 The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal of the Committed Loans prior to the maturity hereof upon the terms and conditions therein specified.

		The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Committed Loan Note.

		THIS COMMITTED LOAN NOTE SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF
LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT
GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO
NATIONAL BANKS.



						COMMERCE
CLEARING HOUSE, INC.




	By:________________________________
							John I.
Abernethy
							Chief
Financial Officer



						By:

							Kenneth
J. Ashley

	Treasurer


	Schedule A


_________________________________________________________
_________________________________________________________
________________

	PRINCIPAL PAYMENTS
	Interest
_________________________________________________________
_________________________________________________________
________________


	Committed Loan Note

	dated July 1, 1994

	payable to the order of

	        [Bank]






DatePrincipal Amount of Loan        Type of  Loan CurrencyInterest
Period (if other than a Prime Rate Loan)     and Interest  Rate
Amount of Principal Repaid Unpaid Principal       Balance     Notation
Made By



	EXHIBIT D2
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY THERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	FORM OF BID LOAN NOTE


	BID LOAN NOTE







		FOR VALUE RECEIVED, the undersigned,
COMMERCE CLEARING HOUSE, INC. (the "Borrower"), HEREBY
PROMISES TO PAY to the order of                               (the "Bank")
the principal sum of             (     ) on         , 199   together with
 interest
thereon at the rate of      percent (  %) per annum computed [insert the
text indicated at (1) or (2) below, as appropriate]. After maturity, whether by acceleration or otherwise accrued interest shall be payable on demand. Both principal and interest shall be payable in the applicable currency determined in accordance with the Agreement (as hereinafter defined) to the Bank at its Applicable Lending Office in immediately available funds.

		This Bid Note is a Note referred to in, and is entitled to the benefits of, the Revolving Credit Agreement dated as of July 1, 1994, by and among the Borrower, the Banks signatory thereto
(including the Bank) and National Westminster Bank PLC, as Agent
(as amended, modified or supplemented from time to time, the "Agreement") and the other Loan Documents. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

(1) If the Bid Loan is a Eurocurrency Loan (except Loans denominated in pounds sterling) insert the following: "on the basis of a year of 360 days and actual days elapsed ."

(2) If the Loan is other than a Eurocurrency Loan or a Loan denominated in pounds sterling, insert the following: "on the basis of a year of 365 (366, if applicable) days and actual days elapsed."


		The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Bid Loan Note.

		THIS BID LOAN NOTE SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE
INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF
LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT
GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO
NATIONAL BANKS.


						COMMERCE
CLEARING HOUSE, INC.



						By:

							John I.
Abernethy
							Chief
Financial Officer




						By:

							Kenneth
J. Ashley

	Treasurer



	EXHIBIT E
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	FORM OF BORROWER'S COUNSEL'S OPINION LETTER


	July 1, 1994


To the Agent and the Banks who are Parties to the Revolving Credit Agreement Described Below:

Gentlemen and Ladies:

		I am the                 counsel of Commerce Clearing
House, Inc., a Delaware corporation (the "Borrower"), and have represented the Borrower in connection with its execution and delivery of a Revolving Credit Agreement, dated July 1, 1994 (the
"Agreement"), among the Borrower, National Westminster Bank PLC
(individually and as Agent), and the Banks named therein. This opinion is being delivered pursuant to Section 4.1(c) of the Agreement. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

		I have examined the Certificates or Articles of Incorporation of the Borrower and each Subsidiary and the By-laws and the resolutions of the Board of Directors of the Borrower, and originals, or copies certified to my satisfaction, of such documents, certificates of officers of the Borrower and each Subsidiary and public officials and such other documents as I have deemed necessary for purposes hereof. My examination extended to such matters of law as I deemed necessary for purposes of this opinion.

		Based upon and subject to the foregoing, I am of the opinion that:

	The Borrower is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Delaware and in each state in which it is qualified to do business.

	Each Subsidiary is duly organized, validly existing, and in good standing under the laws of their respective states of organization and in each state where they are respectively qualified to do business.

	The Borrower and each Subsidiary is duly qualified and in good standing as a foreign corporation, and is duly authorized to do business in each jurisdiction in which the failure to so qualify would have a material adverse effect, either individually or in the aggregate, on the financial position or condition of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower to perform its obligations under the Loan Documents.

	The execution and delivery by the Borrower of the Loan
Documents and the performance by the Borrower of its obligations thereunder have been duly authorized by all necessary corporate action and proceedings on the part of the Borrower and will not:

			(a)	require any consent or approval of
any Person;

			(b)	violate any provision of law and
will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or any certificate of incorporation or by-laws of the Borrower; or

			(c)	create (with or without the giving
of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party or by which it is bound or any of its properties or assets is affected or the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

	The Loan Documents have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except to the extent the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter affecting the enforcement of creditors' rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

	Except as set forth on Schedule 3.6 to the Agreement, there are no outstanding judgments, actions or proceedings, including, without limitation, any Environmental Proceeding, pending before any court or governmental authority, bureau or agency, with respect to or, to the best of my knowledge threatened against or affecting the Borrower or any Subsidiary, involving a claim either individually or in the aggregate in excess of $10,000,000.

		This opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States.

		This opinion may be relied upon by the Agent, the Banks and their participants, assignees and other transferees.

						Very truly yours,


	SCHEDULE 3.1
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


OPTIONS RELATING TO THE PURCHASE OF
THE CAPITAL STOCK OR OTHER EQUITY
INTERESTS OF THE BORROWER OR THE SUBSIDIARIES


	Options for senior management to purchase Class B Common
Stock of Commerce Clearing House, Inc. as follows:


	  Number of
	 Year Granted		 Exercise Price	Class B Shares

		1993				$16.62
  820,000
		1994				$17.00
  266,250

TOTAL	 1,086,250



	SCHEDULE 3.2
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	CONSENTS, WAIVERS, APPROVALS;
	   VIOLATION OF AGREEMENTS

	NONE

	SCHEDULE 3.6
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	JUDGMENTS, ACTIONS, PROCEEDINGS

	NONE

	SCHEDULE 3.7
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	DEFAULTS; COMPLIANCE WITH LAWS,
	    REGULATIONS, AGREEMENTS

	NONE

	SCHEDULE 3.8
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	BURDENSOME DOCUMENTS

	NONE

	SCHEDULE 3.14
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	MULTIEMPLOYER PLANS

	NONE

	SCHEDULE 7.2
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	PERMITTED SECURITY INTERESTS,
	   LIENS AND ENCUMBRANCES

	NONE



	SCHEDULE 7.3
	TO REVOLVING CREDIT AGREEMENT
	BY AND AMONG

	COMMERCE CLEARING HOUSE, INC.,
	THE BANKS SIGNATORY HERETO
	AND
	NATIONAL WESTMINSTER BANK PLC, AS AGENT


	PERMITTED GUARANTIES

	NONE
*/	Ending on or prior to the date of determination and calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with generally accepted accounting principles consistently applied.
??(..continued)  	-ii-	-iii-	-62-	-63-	-2-	-3-
	-2-	-1-	-3-	-3-